SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CERUS CORPORATION

(Name of Registrant as Specified In Its Charter)

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CERUS CORPORATION

2550 Stanwell Dr.

Concord, CA 94520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 6, 2012

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders of CERUS CORPORATION, a Delaware corporation (the “Company”), will be held on Wednesday, June 6, 2012 at 9:00 a.m. local time at the Company’s principal executive offices, located at 2550 Stanwell Drive, Concord, California 94520 for the following purposes:

1.	To elect the two nominees for director named in the Proxy Statement accompanying this Notice to the Board of Directors, to hold office until the 2015 Annual Meeting of Stockholders.

2.	To approve the Company’s 2008 Equity Incentive Plan as amended.

3.	To approve an amendment to the Company’s 1996 Employee Stock Purchase Plan, or the ESPP, to increase the aggregate number of shares of common stock authorized for issuance under the ESPP by 500,000 shares.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement accompanying this Notice.

5.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.

6.	To conduct any other business properly brought before the annual meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is April 12, 2012. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof.

By Order of the Board of Directors

Lori L. Roll

Secretary

Concord, California

April 26, 2012

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting in person, please vote as soon as possible. You can vote over the telephone or the internet, or, if you received a printed copy of the proxy materials via mail, by completing, signing and returning the proxy card as instructed in the materials. Instructions on how to access the proxy materials over the internet or to request a paper or electronic copy of the full set of proxy materials may be found in the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, mailed to stockholders. If you vote over the telephone or the internet, your vote must be received no later than 11:59 p.m. Eastern Time on June 5, 2012. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must bring with you a proxy issued in your name from that record holder that confirms that you are the beneficial owner of those shares or follow the instructions for internet or telephone voting procedures provided by your broker, bank or other nominee.

CERUS CORPORATION

2550 Stanwell Drive

Concord, CA 94520

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

JUNE 6, 2012

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet or a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials to our stockholders over the internet. Accordingly, we are sending by mail only a Notice of Internet Availability of Proxy Materials, or the Notice, to certain of our stockholders of record and posting our proxy materials online at www.proxtyvote.com. In addition, certain of our stockholders, including those who have previously requested to receive paper copies of our proxy materials instead of a Notice, will be furnished a full set of proxy materials in the mail instead of the Notice. We intend to mail the full sets of proxy materials to the stockholders described in the previous sentence on or about April 26, 2012.

The Notice contains only an overview of the complete proxy materials available. Stockholders receiving the Notice are encouraged to access and review all the proxy materials on the website referred to in the Notice or request a paper or electronic copy of the full set of the proxy materials for review prior to voting. Instructions on how to access the proxy materials over the internet or to request a paper or electronic copy of the full set of the proxy materials may be found in the Notice. We intend to mail the Notice on or about April 26, 2012 to all stockholders of record as of April 12, 2012 who are entitled to vote at the annual meeting.

If I received a Notice will I receive any proxy materials by mail other than the Notice?

No, if you received a Notice, you will not receive any other proxy materials by mail unless you request a paper or electronic copy of the proxy materials. To request that a full set of the proxy materials be sent to your specified postal or email address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided. You may also request a full set of the proxy materials by sending an email, referencing the control number set forth in the Notice, to sendmaterial@proxyvote.com.

How do I attend the annual meeting?

The annual meeting will be held on Wednesday, June 6, 2012 at 9:00 a.m. local time at our principal executive offices located at 2550 Stanwell Dr., Concord, CA 94520. Directions to the annual meeting may be found at http://www.cerus.com/About-Cerus/map-and-directions-usa/default.aspx. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 12, 2012 are entitled to vote at the annual meeting. On this record date, there were 54,323,260 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 12, 2012 your shares were registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below, or if you request a printed copy of the proxy materials, we urge you to vote by returning your proxy card to ensure your vote is counted. If you submit your proxy telephonically or over the internet, you must vote no later than 11:59 p.m. Eastern Time on June 5, 2012.

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Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 12, 2012 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or the full set of proxy materials, as applicable, will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Proposal No. 1: Election of two directors;

•	Proposal No. 2: Approval of our 2008 Equity Incentive Plan, or the 2008 Plan, as amended;

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Proposal No. 3: Approval of an amendment to our 1996 Employee Stock Purchase Plan, or the ESPP, to increase the aggregate number of shares of common stock authorized for issuance under the ESPP by 500,000 shares.

•	Proposal No. 4: Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and

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Proposal No. 5: Ratification of the selection by the Audit Committee of the Board of Directors, or the Board, of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

What if another matter is properly brought before the annual meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that was delivered. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the proxy card that you may request or that was delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the full set of proxy materials. Your vote must be received by 11:59 p.m., Eastern Time on June 5, 2012 to be counted.

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To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the full set of proxy materials. Your vote must be received by 11:59 p.m. Eastern Time on June 5, 2012 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice or the full set of proxy materials containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice or the full set of proxy materials to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 12, 2012.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing a proxy card or you do not vote by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or the NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 1, 2, 3 or 4 without your instructions, but may vote your shares on Proposal No. 5.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections or if you indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted, as applicable, “For” the election of both nominees for director named herein to the Board to hold office until the 2015 Annual Meeting of Stockholders; “For” the approval of the 2008 Plan, as amended; “For” the amendment to the ESPP to increase the aggregate number of shares of common stock authorized for issuance under the ESPP by 500,000 shares; “For” advisory approval of the compensation of our

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named executive officers, as disclosed in this proxy statement; and “For” the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012 (each as further described in this Proxy Statement). If any other matter is properly presented at the annual meeting, your proxyholder (one of the individuals identified on the proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We estimate that we will pay Alliance Advisors, LLC, our proxy solicitor, a fee of approximately $32,500 to solicit proxies, though the costs of this proxy solicitation process could be lower or higher than our estimate. In addition to these written proxy materials, our proxy solicitor, directors and employees may also solicit proxies in person, by telephone or by other means of communication; however, our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice or more than one set of proxy materials?

If you receive more than one Notice or more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions for each Notice or set of proxy materials that you receive to ensure that all of your shares are voted.

Can I change or revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy and change your vote at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy and change your vote in any one of the following ways, regardless of how you previously voted:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 2550 Stanwell Drive, Concord, California 94520.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions to change or revoke your vote provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

Our stockholders may submit proposals on matters appropriate for stockholder action at annual stockholder meetings in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the 1934 Act. For such proposals to be included in our proxy materials relating to our 2013 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and your proposal must be submitted in writing by December 24, 2012 to our Corporate Secretary at 2550 Stanwell Drive, Concord, California 94520. However, if our 2013 Annual Meeting of Stockholders is not held between May 7, 2013 and July 6, 2013, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.

Pursuant to our bylaws, if you wish to submit a proposal or nominate a director at our 2013 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy

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materials, you must submit your proposal in writing to our Corporate Secretary at 2550 Stanwell Drive, Concord, California 94520 by no earlier than the close of business on March 8, 2013 and no later than the close of business on April 7, 2013. However, if our 2013 Annual Meeting of Stockholders is not held between May 7, 2013 and July 6, 2013, then you must notify our Corporate Secretary, in writing, no earlier than the close of business on the 90th day prior to the date of the 2013 Annual Meeting of Stockholders and no later than the close of business on the later of (i) the 60th day prior to the date of the 2013 Annual Meeting of Stockholders, or (ii) if we publicly announce the date of the 2013 Annual Meeting of Stockholders fewer than 70 days prior to the date of the 2013 Annual Meeting of Stockholders, the 10th day following the day that we first make a public announcement of the date of the 2013 Annual Meeting of Stockholders. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairperson of the 2013 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the annual meeting and, therefore, may not be considered at the annual meeting. In addition, if you do not also comply with the requirements of the 1934 Act, our management will have discretionary authority to vote all shares for which we have proxies in opposition to any such stockholder proposal or director nomination.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes and, with respect to other proposals, votes “For”, “Against,” abstentions and broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect with respect to any of the proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

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For the election of directors, the two nominees receiving the highest number of “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote) will be elected as directors.

•	To be approved, Proposal No. 2, approval the 2008 Plan, as amended, must receive “For” votes from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

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To be approved, Proposal No. 3, approval of an amendment to the ESPP to increase the aggregate number of shares of common stock authorized for issuance under the ESPP by 500,000 shares, must receive “For” votes from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

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Proposal No. 4, advisory approval of the compensation of our named executive officers as disclosed in this proxy statement, will be considered to be approved if it receives “For” votes from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

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To be approved, Proposal No. 5, the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, must receive “For” votes from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

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What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the annual meeting in person or represented by proxy. On the record date, there were 54,323,260 shares outstanding and entitled to vote. Thus, the holders of 27,161,631 shares must be present in person or represented by proxy at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or vote over the telephone or on the internet, or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the annual meeting or the holders of a majority of shares present at the annual meeting in person or represented by proxy may adjourn the annual meeting to another date.

What proxy materials are available on the internet?

Our proxy statement and annual report to stockholders are available at www.proxyvote.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

This Proposal No. 1 is to elect the two nominees for director named herein to the Board. The Board is divided into three classes and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board presently has seven members. There are two directors in the class whose term of office expires in 2012. Proxies will not be voted for a greater number of persons than the two nominees named below. Of the nominees listed below, only Mr. Cassin is currently a director of Cerus who was previously elected by the stockholders. Mr. Swisher was recommended for election to our Board by a non-management director. If elected at the annual meeting, each of these nominees would serve until the 2015 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to invite directors and nominees for director to attend our annual meetings of stockholders. Three of the directors attended the 2011 Annual Meeting of Stockholders in person.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of both of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, the proxies will be voted for the election of a substitute nominee or nominees proposed by our Nominating and Corporate Governance Committee of the Board. Each nominee for election has agreed to serve if elected. Our management has no reason to believe that either of these nominees will be unable to serve.

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to the effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that such nominee or director should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

NOMINEES FOR ELECTION FOR A THREE YEAR TERM EXPIRING AT THE 2015 ANNUAL MEETING

B.J. Cassin, 78, has served as Chair of the Board since December 1992. The Nominating and Corporate Governance Committee concluded that Mr. Cassin continues to be a valuable member of the Board in part due to his extensive knowledge of us, having been a director since 1992, which brings historic knowledge and continuity to the Board. Mr. Cassin has been a private venture capitalist since 1979. Previously, Mr. Cassin co-founded Xidex Corporation, a manufacturer of data storage media, in 1969. Mr. Cassin is currently a director of a number of private companies.

Daniel N. Swisher Jr., 49, has served as a member of our Board since June 2011. The Nominating and Corporate Governance Committee concluded that Mr. Swisher continues to be a valuable member of the Board in

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part due to his extensive financial management expertise as the former Chief Financial Officer of Sunesis Pharmaceuticals, Inc., or Sunesis, and his industry expertise as the current President and Chief Executive Officer of Sunesis. Mr. Swisher has served as the Chief Executive Officer of Sunesis, and a member of its board of directors since January 2004 and as its President since August 2005. From December 2001 to December 2003, he served as the Chief Business Officer and Chief Financial Officer of Sunesis. From June 1992 to September 2001, Mr. Swisher served in various management roles, including Senior Vice President of Sales and Marketing, for ALZA Corporation. Mr. Swisher holds a B.A. in history from Yale University and an M.B.A. from the Stanford Graduate School of Business.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2013 ANNUAL MEETING

Dr. Laurence M. Corash, 68, one of our co-founders, has served as a member of our Board since December 2002. The Nominating and Corporate Governance Committee concluded that Dr. Corash continues to be a valuable member of the Board in part due to his extensive knowledge of us, having been a director since 2002, which brings historic knowledge and continuity to the Board. The Board also considered his scientific expertise obtained from almost 30 years as an M.D. in the field of hematology, which is relevant to our pathogen inactivation technology for blood products. Dr. Corash has been our Senior Vice President and Chief Medical and Chief Scientific Officer since July 2009. Previously, he had been our Senior Vice President and Chief Medical Officer since March 2008. Prior to that, he had been our Vice President, Medical Affairs since July 1996 and Director of Medical Affairs from July 1994. Dr. Corash was a consultant to us from 1991 until 1994, when he joined us as Director, Medical Affairs. Dr. Corash has been a Professor of Laboratory Medicine at the University of California, San Francisco since July 1985 and continues to serve as an Attending Physician at the University of California Medical Center. He was the Chief of the Hematology Laboratory for the Medical Center at the University of California, San Francisco from 1982 to 1997. From February 1990 to July 1994, Dr. Corash was a member of the FDA Advisory Panel for Hematology Devices. Dr. Corash currently serves as the industry representative on the Department of Health and Human Services’ Advisory Committee on Blood Safety and Availability.

Gail Schulze, 60, has served as a member of our Board since 2007. The Nominating and Corporate Governance Committee concluded that Ms. Schulze continues to be a valuable member of the Board in part due to her extensive experience in executive roles in both large and small life sciences organizations at various stages of development. She is currently the Chair of Zosano Pharma, a private biopharmaceutical company. From May 2006 to March 2007, she was the Chief Executive Officer and a director of YM Biosciences US and President, YM Biosciences, Inc., a global biopharmaceutical organization with three late-stage oncology programs. Prior to joining YM Biosciences in 2006, she was President, Chief Executive Officer and director of Eximias Pharmaceutical Corporation, also a late-stage biopharmaceutical company focused on oncology. From 2001 to 2004, Ms. Schulze was Chief Operating Officer and Deputy Chief Executive Officer of Aventis Behring LLC, a fully independent biologics subsidiary of Aventis, and from 1997 to 2001, was Senior Executive Vice President and Chief Commercial Officer. From 1995 to 1997, she was Corporate Vice President of Allegiance Healthcare Corporation, where she led the creation and management of the Cost Management Services group of divisions. From 1979 to 1995, Ms. Schulze held multiple positions within Baxter Healthcare Corporation focused on the global development and commercialization of chronic therapies, most recently as President of the US Managed Care division and President of Renal Division Europe. Ms. Schulze has served on multiple private and public boards. She received a B.A. with highest honors in psychobiology from the University of California, Santa Cruz, studied neurophysiology at the University of Wisconsin and received her M.B.A. from the Stanford Graduate School of Business.

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DIRECTORS CONTINUING IN OFFICE UNTIL THE 2014 ANNUAL MEETING

Timothy B. Anderson, 65, has served as a member of our Board since 2003. The Nominating and Corporate Governance Committee concluded that Mr. Anderson should continue to serve as a member of the Board in part due to his extensive knowledge of us, having been a director since 2003, which brings historic knowledge and continuity to the Board. The Board also considered his operational and global industry experience obtained from his many years as an executive with Baxter International. Mr. Anderson was Senior Vice President of Strategy and Business Development of Baxter International, Inc., a pharmaceutical company, from 1999 until 2002, and held various management positions at Baxter International from 1992 until 1999, including President, Biotech Group from 1992 until 1997, Group Vice President from 1993 until 1997 and Chairman, Baxter Europe from 1997 until 1999. From 2006 until 2010, Mr. Anderson served as a member of the board of directors of Puricore Public Limited Company.

Bruce C. Cozadd, 48, has served as a member of our Board since November 2001. The Nominating and Corporate Governance Committee concluded that Mr. Cozadd should continue to serve as a member of the Board in part due to his extensive financial management expertise as the former Chief Financial Officer of ALZA Corporation and his industry expertise as the Chairman and Chief Executive Officer of Jazz Pharmaceuticals plc. This expertise has also led the Board to determine that he is an “audit committee financial expert” as defined the by the SEC. The Board also believes that because Mr. Cozadd has been a director since 2001, he brings historic knowledge and continuity to the Board. Mr. Cozadd is a co-founder of Jazz Pharmaceuticals, Inc. and has served as its Chairman and Chief Executive Officer since April 2009. In January 2012, Mr. Cozadd became the Chairman and Chief Executive Officer of Jazz Pharmaceuticals plc, the successor to Jazz Pharmaceuticals, Inc. From 2003 until April 2009, he served as Executive Chairman of Jazz Pharmaceuticals, Inc. From 1991 until 2001, he held various positions with ALZA Corporation, a pharmaceutical company now owned by Johnson & Johnson, most recently as its Executive Vice President and Chief Operating Officer, with responsibility for research and development, manufacturing and sales and marketing and prior to that as Chief Financial Officer and Vice President, Corporate Planning and Analysis. Previously, Mr. Cozadd was a member of the health care investment banking team at Smith Barney, Harris Upham & Co. He serves on the boards of Jazz Pharmaceuticals plc, Threshold Pharmaceuticals, a biotechnology company, and The Nueva School and Stanford Hospital and Clinics, both non-profit organizations. He received a B.S. in molecular biophysics & biochemistry and economics from Yale University and an M.B.A. from the Stanford Graduate School of Business.

William M. Greenman, 45, has served our President and Chief Executive Officer and a member of our Board since April 2011. The Nominating and Corporate Governance concluded that Mr. Greenman should continue to serve as a member of the Board in part due to his extensive knowledge of our day-to-day operations obtained as a result of his various executive roles at Cerus over the last fifteen years. Mr. Greenman served as our Senior Vice President, Business Development and Marketing from August 2008 until April 2011 and was named our Chief Business Officer in April 2010. Mr. Greenman served as our President, Cerus Europe, from 2006 until August 2008. From 1999 to 2006, Mr. Greenman served as our Vice President, Business Development after returning to us from a brief time in the venture capital business. Prior to joining us in 1995 as Director of Business Development, Mr. Greenman worked in various marketing and business development positions in Baxter’s Biotech Division from 1991 to 1995. Mr. Greenman has served on the board of directors of Aduro BioTech, a venture backed private cancer vaccines company, since June 2010. Mr. Greenman holds a B.A.S. in economics and biological sciences from Stanford University.

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

The NASDAQ Stock Market, or NASDAQ, listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following five current directors are independent directors within the meaning of the applicable NASDAQ listing standards: Ms. Schulze and Messrs. Anderson, Cassin, Cozadd and Swisher. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. Mr. Greenman, our President and Chief Executive Officer, and Dr. Corash, our Senior Vice President and Chief Medical and Chief Scientific Officer, are not independent directors by virtue of their employment with us. In addition, the Board affirmatively determined that William R. Rohn, who served as a director until June 2011, was an independent director within the meaning of the applicable NASDAQ listing standards.

BOARD LEADERSHIP STRUCTURE

The Board has an independent chair, Mr. Cassin, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and the best interests of our stockholders. As a result, we believe that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

Our management team is responsible for identifying and reviewing risks facing us, including, without limitation, strategic, operational, financial and regulatory risks and generally meets on a weekly basis as part of such responsibility to review and discuss our risk exposure on a day-to-day basis. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with securities and financial regulations, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. To the extent any risks identified by each standing committee of the Board are material to our strategic, operational, financial or regulatory matters or otherwise merit discussion by the whole Board, the respective committee chair will raise risks at the next scheduled meeting of the Board. Typically, the Audit Committee of the Board meets at least quarterly to review our major financial risk exposures in connection with various matters, including the filing of our quarterly reports with the SEC. The other committees of the Board meet at least annually to review and

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discuss each committee’s respective areas of oversight and related risk exposures in such areas. The Board and its committees periodically receive risk management updates through business reports from management provided at meetings of the Board or its committees throughout the year. Following consideration of the information provided by management, the Board provides feedback and makes recommendations, as needed, to help minimize our risk exposure.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met nine times during 2011. Each Board member attended 75% or more of the aggregate number of the meetings held by the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member.

As required under applicable NASDAQ listing standards, in 2011, our independent directors met five times in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2011 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
B.J. Cassin			X		X	*
Timothy B. Anderson	X				X
Bruce C. Cozadd	X	*	X		X
Gail Schulze			X	*	X
Daniel N. Swisher, Jr.+	X				X
William R. Rohn#	X				X
Total meetings in fiscal 2011	4		10		3

*	Committee Chairperson
+	Mr. Swisher joined the Audit and Nominating and Corporate Governance Committees when he was elected to the Board in June 2011.
#	Mr. Rohn ceased to be a member of the Audit and Nominating and Corporate Governance Committees when he resigned from the Board in June 2011.

Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the 1934 Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; reviews the relationships between us and any prospective independent registered public accounting firm that may bear on independence and discusses those relationships with the prospective independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing

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independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our annual report on Form 10-K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of our quarterly financial statements; annually discusses with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; reviews the results of management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules, as well as to our Ethics Code, including review and approval of related-party transactions, and reviews and discusses with management and the independent registered public accounting firm our disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in periodic reports filed with the SEC. The Audit Committee also performs those specific functions as set forth above under the heading “Role of the Board in Risk Oversight.”

The Audit Committee is composed of three directors: Messrs. Anderson, Cozadd (Chair) and Swisher, all of whom were on the Audit Committee for all of 2011, with the exception of Mr. Swisher who was appointed to the Audit Committee in June 2011. Mr. Rohn served as a member of the Audit Committee until his resignation from the Board in June 2011. The Audit Committee met four times during the fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com under the section entitled “investors” at “Corporate Governance.”

The Board reviews the NASDAQ listing standards and applicable definitions of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

The Board has also determined that Mr. Cozadd qualifies as an “audit committee financial expert,” as defined in applicable rules and regulations promulgated by the SEC and satisfied the financial sophistication requirements of the NASDAQ listing standards. The Board made a qualitative assessment of Mr. Cozadd’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities. These positions include various management positions at ALZA Corporation, Jazz Pharmaceuticals, Inc. and Jazz Pharmaceuticals plc, pursuant to which Mr. Cozadd has experience supervising the preparation of financial reports. For further information on Mr. Cozadd’s experience, please see his biography under “Proposal No. 1—Election of Directors.”

Report of the Audit Committee of the Board of Directors1

Our management has primary responsibility for preparing our financial statements and establishing the financial reporting process. Our independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with United States generally accepted accounting principles.

[1]	The material in this Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Cerus Corporation under the Securities Act of 1933, as amended, or the 1933 Act, or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm, the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Audit Committee:

Mr. Bruce C. Cozadd

Mr. Timothy B. Anderson

Mr. Daniel N. Swisher, Jr.

Compensation Committee

The Compensation Committee is composed of three directors: Mr. Cassin, Mr. Cozadd and Ms. Schulze (Chair), all of whom were on the Compensation Committee for all of 2011. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee met ten times during the 2011 fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com under the section entitled “investors” at “Corporate Governance.”

The Compensation Committee acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs including: establishment of corporate objectives relevant to the compensation of our executive officers and other senior management and evaluation of performance in light of these stated objectives; review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements of our chief executive officer and the other executive officers; and administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs. The Compensation Committee also performs those specific functions as set forth above under the heading “Role of The Board in Risk Oversight.” Under its charter, the Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board, to grant stock awards under our equity incentive plans to persons who are not (i) “Covered Employees” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, or the Code; (ii) individuals with respect to whom we wish to comply with Section 162(m) or (iii) then subject to Section 16 of the 1934 Act.

The specific processes, procedures and determinations of the Compensation Committee with respect to executive compensation for 2011 and 2012 to date, including the roles of executive officers and compensation consultants in determining the amount and form of executive compensation, are described in greater detail under the “Compensation Discussion and Analysis” section of this Proxy Statement.

With respect to director compensation matters, the Compensation Committee determines and sets non-employee director compensation in the manner more fully described under the section of this Proxy Statement entitled “Director Compensation.”

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Compensation Committee Interlocks and Insider Participation

As noted above, our Compensation Committee consists of Messrs. Cassin and Cozadd and Ms. Schulze. No member of the Compensation Committee is or has ever been one of our officers or employees. None of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee, nor has such a relationship existed in the past.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, or the CD&A, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended 2011.

Compensation Committee:

Ms. Gail Schulze

Mr. B.J. Cassin

Mr. Bruce C. Cozadd

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors; reviewing, evaluating and considering the recommendation for nomination of incumbent directors; recommending to the Board candidates for election to the Board; considering recommendations for Board nominees and proposals submitted by our stockholders; making recommendations regarding the membership of the committees of the Board; assessing the performance of the Board; overseeing all aspects of our corporate governance functions on behalf of the Board; and making recommendations to the Board regarding corporate governance issues. The Nominating and Corporate Governance Committee also performs those specific functions as set forth above under the heading “Role of the Board in Risk Oversight.”

The Nominating and Corporate Governance Committee consists of five directors: Messrs. Cassin (Chair), Anderson, Cozadd, Swisher and Ms. Schulze, all of whom were on the Nominating and Corporate Governance Committee for all of 2011, with the exception of Mr. Swisher, who was appointed in June 2011. Mr. Rohn served as a member of the Nominating and Corporate Governance Committee until his resignation from the Board in June 2011. All members of the Nominating and Corporate Governance Committee are independent (as “independence” is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met three times during 2011. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com under the section entitled “investors” at “Corporate Governance.”

The Nominating and Corporate Governance Committee has not determined specific minimum criteria that a Board member must possess, but generally a qualified candidate must possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have the ability to work effectively with other members of the Board. While we do not have a formal policy on Board diversity, the Nominating and Corporate Governance Committee takes into account a broad range of diversity considerations

[2]	The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of Cerus under the Securities Act or the Exchange Act, other than the Cerus Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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when assessing director candidates, including individual backgrounds and skill sets, professional experience and other factors that contribute to our Board having an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the Board as a whole, when making decisions on director nominations. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee evaluates these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee uses an informal network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. For the directors nominated for re-election for a three-year term expiring at the 2015 annual meeting, the Nominating and Corporate Governance Committee did not pay a fee to any third party to assist in the process of identifying or evaluating director candidates but has in the past, and may again in the future, pay fees to third parties to assist in identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. When considering candidates for membership to the Board that are nominated by stockholders, the Nominating and Corporate Governance Committee employs the same policy that it uses to evaluate candidates recommended by members of the Board. Any stockholder wishing to nominate a director candidate should submit in writing the candidate’s name, biographical information, business qualifications, including a description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of our stock, to Mr. Cassin, Chair of the Nominating and Corporate Governance Committee, Cerus Corporation at 2550 Stanwell Drive, Concord, California 94520. Any such submission also must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. All qualified submissions are reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. If a stockholder wishes the Nominating and Corporate Governance Committee to consider a director candidate for nomination at our next annual meeting of stockholders, then recommendations must be received by us no sooner than 90 and no later than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or group of stockholders that beneficially owned more than 5% of our voting stock.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

To date, we have not adopted a formal process for stockholder communications with the Board. However, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Our stockholders may communicate directly with any of our senior managers, the independent members of the Board or any Chair of a Board Committee, including the Chair of the Board, by writing directly to those individuals at Cerus Corporation at 2550 Stanwell Drive, Concord, California 94520. Stockholder communications related to director candidate recommendations should be directed to the Chair of the Nominating and Corporate Governance Committee, Mr. Cassin. In addition, if our stockholders or employees have any concerns related to our financial or accounting practices, we encourage communicating those concerns directly to the Chair of the Audit Committee, Mr. Cozadd.

Code of Ethics

We have adopted the Cerus Corporation Code of Business Conduct and Ethics, or the Ethics Code, that applies to all of our officers, directors and employees. The Ethics Code is available on our website at www.cerus.com on the “Corporate Governance” page of the section entitled “Investors.” If we make any substantive amendments to the Ethics Code or grant any waiver from a provision of the Ethics Code to any

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executive officer or director, we intend to promptly disclose the nature of the amendment or waiver as required by applicable laws. To satisfy our disclosure requirements, we may post any waivers of or amendments to the Ethics Code on our website in lieu of filing such waivers or amendments on a Form 8-K.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

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PROPOSAL NO. 2

APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN, AS AMENDED

Our 2008 Equity Incentive Plan, or the 2008 Plan, was adopted by the Compensation Committee of the Board on April 22, 2008, pursuant to authority delegated by the Board, and subsequently approved by our stockholders. The 2008 Plan is the successor to and continuation of our 1999 Equity Incentive Plan and 1998 Non-Officer Stock Option Plan, or the Prior Plans. Prior to stockholder approval of this Proposal No. 2, there is an aggregate total of 10,540,940 shares of common stock previously authorized for issuance under the 2008 Plan.

As of March 31, 2012, there were 1,121,337 shares of common stock (plus any shares that might in the future be returned to the 2008 Plan as a result of cancellation or expiration of options) available for future grant under the 2008 Plan. In addition, as of such date, options covering an aggregate of 8,798,184 shares were outstanding and awards other than options and stock appreciation rights covering an aggregate of 53,973 shares were outstanding. The weighted average exercise price of all options outstanding as of March 31, 2012 was approximately $3.53 and the weighted average remaining term of such options was approximately 7.22 years.

In April 2012, our Board approved an amendment to the 2008 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 2008 Plan by 3,000,000 shares of common stock (we refer to the 2008 Plan, as amended by the Board on April 9, 2012, as the “Amended 2008 Plan” throughout this proxy statement). Our Board adopted the Amended 2008 Plan to ensure that we can continue to grant stock options and other stock awards under the 2008 Plan at levels determined appropriate by our Board and Compensation Committee. Except for the increase in the number of shares authorized for issuance, the Amended 2008 Plan is identical to the 2008 Plan.

If the stockholders approve the Amended 2008 Plan, it will become effective on the date of the Annual Meeting. If the stockholders fail to approve this Proposal No. 2, the 2008 Plan will remain as is without any changes thereto. If the Amended 2008 Plan is not approved, we will not have enough shares available under the 2008 Plan to make meaningful grants to help us retain top employees.

The Board believes that it is very important that our eligible employees, consultants and directors receive part of their compensation in the form of equity awards to foster their investment in us, reinforce the link between their financial interests and those of our other stockholders and maintain a competitive compensation program. Equity compensation fosters an employee ownership culture, motivates employees to create stockholder value and, because the awards are typically subject to vesting and other conditions, promotes a focus on long-term value creation. The equity incentive programs we have in place have worked to build stockholder value by attracting and retaining extraordinarily talented employees, consultants and directors. The Board believes we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success. See “Compensation Discussion and Analysis” contained in this proxy statement for more information regarding our executive compensation strategy.

We recognize that equity compensation awards dilute stockholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of stockholder interests. Certain provisions in the Amended 2008 Plan are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

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Flexibility in designing equity compensation scheme. The Amended 2008 Plan allows us to provide a broad array of equity incentives, including traditional stock option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and performance cash awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

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•

Stockholder approval is required for additional shares. The Amended 2008 Plan does not contain an annual “evergreen” provision. Thus, stockholder approval is required each time we need to increase the share reserve allowing our stockholders the ability to have a say on our equity compensation programs.

•

Repricing is not allowed without prior stockholder approval. The Amended 2008 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2008 Plan unless our stockholders previously approve such action.

•

Fungible share counting provisions. The share reserve under the Amended 2008 Plan is reduced by one share for each share of common stock issued pursuant to a stock option or stock appreciation right and 1.5 shares for each share of common stock issued pursuant to restricted stock, restricted stock units, performance stock awards, or other stock awards. This helps to ensure that we are using the share reserve effectively and with regard to the value of each type of equity award.

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Submission of Amended 2008 Plan amendments to stockholders. The Amended 2008 Plan requires stockholder approval for certain material amendments to the Amended 2008 Plan, including as noted above, any increase in the number of shares reserved for issuance under the Amended 2008 Plan.

Stockholders are requested in this Proposal No. 2 to approve the Amended 2008 Plan. The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the annual meeting will be required to approve the Amended 2008 Plan. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on this Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2

Description of the Amended 2008 Plan

The material features of the Amended 2008 Plan are outlined below.

Background and Purpose

The terms of the Amended 2008 Plan provide for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-related awards, and performance awards that may be settled in cash, stock, or other property.

The purpose of the Amended 2008 Plan is to provide a means by which employees, directors, and consultants may be given an opportunity to purchase our common stock to assist us in securing and retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success.

Shares Available for Awards

If this Proposal No. 2 is approved, the total number of shares of our common stock reserved for issuance under the Amended 2008 Plan will consist of:

•	10,540,940 shares of common stock previously authorized for issuance under the 2008 Plan; plus

•	an additional 3,000,000 shares.

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We call this aggregate number the “Share Reserve.” The number of shares available for issuance under the 2008 Plan is reduced by (i) one share for each share of common stock issued pursuant to an option grant or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) one and one-half (1.5) shares for each share of common stock issued pursuant to restricted stock awards, restricted stock unit awards, performance stock awards, or other stock-related awards granted under the 2008 Plan.

If a stock award expires or otherwise terminates without having been exercised in full or is settled in cash, such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the common stock that may be issued pursuant to the Amended 2008 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to us because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares which are forfeited shall revert to and again become available for issuance under the Amended 2008 Plan. Any shares reacquired by us pursuant to our withholding obligations or as consideration for the exercise of an option shall not again become available for issuance under the Amended 2008 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2008 Plan. The Amended 2008 Plan does not permit shares repurchased by us with proceeds collected in connection with the exercise of outstanding options to be returned to the Share Reserve.

To the extent there is a share of common stock issued pursuant to a stock award that counted as one and one-half (1.5) shares against the number of shares available for issuance under the Amended 2008 Plan and such share of common stock again becomes available for issuance under the Amended 2008 Plan, then the number of shares of common stock available for issuance under the Amended 2008 Plan shall increase by one and one-half (1.5) shares.

A total of 54,323,260 shares of our common stock were outstanding as of April 12, 2012. Also as of April 12, 2012, there were outstanding warrants to purchase 6,084,711 shares of our common stock and 3,327 shares of convertible preferred stock, which is currently convertible into 332,700 shares of our common stock. As of April 12, 2012, the closing sale price for our common stock was $3.68 per share.

Eligibility

Incentive stock options may be granted under the Amended 2008 Plan only to our employees (including officers) and employees of our affiliates. Our employees (including officers), consultants and directors, and employees (including officers) and consultants of our affiliates, are eligible to receive all other types of awards under the Amended 2008 Plan. As of March 31, 2012 approximately 79 of our 84 employees, five non-employee directors and 20 consultants are eligible to participate in the Amended 2008 Plan.

Administration

The Amended 2008 Plan is administered by our Board, which may in turn delegate authority to administer the plan to a committee. Our Board has delegated administration of the Amended 2008 Plan to our Compensation Committee. Subject to the terms of the Amended 2008 Plan, our Compensation Committee determines recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, our Compensation Committee also determines the exercise price of options granted under the Amended 2008 Plan. The Compensation Committee has also delegated authority to a Non-Officer Stock Option Committee, or NOSOC, whose sole member is our Chief Executive Officer, to grant, within certain guidelines and without any further action required by the Compensation Committee, stock options to our non-officer employees. The purpose of this delegation of authority is to enhance the flexibility of option administration and to facilitate the timely grant of options to non-officer employees, including newly hired employees, within specified limits approved by the Compensation Committee. The size of grants made by the NOSOC must be within limits pre-approved by the Compensation Committee.

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Repricing

The Amended 2008 Plan expressly provides that, without the approval of the stockholders within 12 months prior to such event, the Committee shall not have the authority to reduce the exercise price of any outstanding stock awards under the plan, reprice any outstanding stock awards under the plan or cancel and re-grant any outstanding stock awards under the plan.

Stock Options

Stock options will be granted pursuant to stock option agreements. Generally, the exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. Options granted under the Amended 2008 Plan will vest at the rate specified in the option agreement. A stock option agreement may provide for early exercise, prior to vesting, subject to our right to repurchase unvested shares in certain circumstances. Unvested shares of our common stock issued in connection with an early exercise may be repurchased by us.

In general, the term of stock options granted under the Amended 2008 Plan may not exceed ten years. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 months in the event of disability or 18 months in the event of death, after the date the service relationship ends. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason other than disability or death, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. In no event may an option be exercised after its expiration date.

Acceptable forms of consideration for the purchase of our common stock issued under the Amended 2008 Plan will be determined by our Compensation Committee and may include cash, common stock previously owned by the optionholder, payment through a broker assisted exercise or a net exercise feature, or other legal consideration approved by our Compensation Committee.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Under our Amended and Restated Non-Employee Director Compensation Policy, each of our non-employee directors currently receives a nonstatutory stock option grant under the 2008 Plan covering 25,000 shares of our common stock upon his or her initial election to the Board, and a nonstatutory stock option grant under the 2008 Plan covering 25,000 shares, or 32,500 shares in the case of the Chair of the Board, of our common stock each calendar year thereafter on the first trading day of the year. The number of shares subject to the director’s first annual award is pro-rated based on the number of days he or she served in his or her first year of service. The initial stock option grant vests over four years and the annual stock option grant vests over 12 months, in each case subject to continued service. The terms of these initial and annual grants are described in more detail under “Director Compensation” below. Although we anticipate that our Board will continue our equity compensation arrangements for non-employee directors on the same terms for initial and annual grants under the Amended 2008 Plan, it is within the Board’s discretion to continue our equity compensation arrangements for non-employee directors, and the Board may determine to implement new or revised equity compensation arrangements for our nonemployee directors that differ from those described above, including with respect to the number of shares subject to these initial and annual grants.

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Limitations

No employee may be granted options or stock appreciation rights under the Amended 2008 Plan covering more than eight hundred thousand (800,000) shares of our common stock in any calendar year.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the Amended 2008 Plan is equal to the Share Reserve. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options, or NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of the ISO award must not exceed five years from the date of grant.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for the recipient’s past or future services performed for us or an affiliate of ours. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Compensation Committee. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Compensation Committee. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Compensation Committee, or in any other form of consideration determined by our Compensation Committee and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Compensation Committee. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights will be granted pursuant to a stock appreciation rights agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Compensation Committee or its authorized committee, but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Our Compensation Committee may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock or in cash or any combination of the two, or any other form of legal consideration approved by our Compensation Committee. If a stock appreciation right recipient’s relationship with us, or any affiliate of ours, ceases for any reason, the recipient may exercise any vested stock appreciation right up to three months from cessation of service, unless the terms of the stock appreciation right agreement provide that the right may be exercised for a longer or shorter period.

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Performance Awards

The Amended 2008 Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by our Compensation Committee. The maximum amount to be granted to any individual in a calendar year attributable to such performance awards may not exceed five hundred thousand (500,000) shares of our common stock in the case of performance stock awards, or one million dollars ($1,000,000) in the case of performance cash awards. We have never paid dividends or dividend equivalents on unvested performance awards.

Performance goals under the Amended 2008 Plan shall be determined by the our Compensation Committee, based on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’equity; and (xxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Compensation Committee.

The Compensation Committee is authorized to determine whether, when calculating the attainment of performance goals for a performance period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Compensation Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the Amended 2008 Plan. Our Compensation Committee will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our Compensation Committee.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the class and number of shares reserved under the Amended 2008 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Effect of Certain Corporate Events

The Amended 2008 Plan provides that, in the event of a dissolution or liquidation of us, then all outstanding awards shall terminate immediately prior to such dissolution or liquidation. The Amended 2008 Plan further

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provides that, unless otherwise provided in the award agreement, the following treatment will apply in the event of a sale, lease or other disposition of all or substantially all of the assets of us, sale of 90% or more of our outstanding securities, or specified types of mergers or consolidations (each, a “corporate transaction”). In the event of certain corporate transactions, all outstanding stock awards under the Amended 2008 Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such awards, the vesting and exercisability of such stock awards held by persons whose service with us has not terminated generally will be accelerated in full and our repurchase rights will generally lapse and such stock awards will terminate if and to the extent not exercised at or prior to the effective time of the corporate transaction. With respect to any awards that are held by other participants that terminated service with us prior to the corporate transaction, the vesting and exercisability provisions of such awards will not be accelerated and such awards will terminate if not exercised prior to the corporate transaction.

Plan Amendments

Our Compensation Committee will have the authority to amend or terminate the Amended 2008 Plan. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Amended 2008 Plan as required by applicable law.

Plan Termination

Unless sooner terminated by the Board, the Amended 2008 Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Amended 2008 Plan is adopted by the Board or approved by the stockholders, whichever is earlier.

U.S. Federal Income Tax Consequences

The information set forth below is a summary of the principal United States federal income taxation consequences to us and our employees only and does not purport to be complete. This summary does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2008 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

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Incentive Stock Options

The Amended 2008 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

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Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the Amended 2008 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2008 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, stock unit awards granted under the Plan will be structured to conform to the requirements of Section 409A of the Code or qualify for an exception from application of Section 409A of the Code. Recipients of stock unit awards will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Potential Limitation on Company Deductions Under Section 162(m)

Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, generally, compensation attributable to stock options and stock appreciation rights granted under the Amended 2008 Plan will qualify as performance-based compensation. Compensation attributable to performance awards under the Amended 2008 Plan will qualify as Section 162(m) performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain and (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.

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New Plan Benefits

Awards will be granted under the Amended 2008 Plan at our discretion. Therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the Amended 2008 Plan. In this regard, although our current Amended and Restated Non-Employee Director Compensation Policy establishes the number of shares subject to initial and annual stock option grants made to our non-employee directors under the 2008 Plan (or the Amended 2008 Plan if this Proposal No. 2 is approved by our stockholders), our Board has the discretion to change the number of shares subject to these grants at any time. As of April 12, 2012, no options or other stock awards have been granted on the basis of the 3,000,000 share increase that is part of the Amended 2008 Plan.

Option Transactions

The following table sets forth, for each of the individuals and groups indicated, the number of shares of our common stock subject to awards granted under the 2008 Plan as of March 31, 2012.

Awards Granted under the 2008 Plan

Name	Number of Securities Underlying Awards Granted
William M. Greenman	1,367,689
Kevin D. Green	337,795
Claes Glassell	623,962
Laurence M. Corash	563,788
Howard G. Ervin	362,677
Caspar Hogeboom	491,248
B.J. Cassin	151,250
Daniel N. Swisher, Jr.	37,877
All Current Executive Officers as a Group	3,747,159
All Current Non-Executive Directors as a Group	594,127
All Employees including all Current Officers who are not Executive Officers, as a Group	3,628,910

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PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO 1996 EMPLOYEE STOCK PURCHASE PLAN

In July 1996, the Board of Directors adopted, and in January 1997 the stockholders approved, the Cerus Corporation Employee Stock Purchase Plan, or the ESPP. In April 2012, the Compensation Committee adopted an amendment to the ESPP, subject to stockholder approval, to increase the number of shares authorized for issuance under the ESPP by 500,000 shares, to a total of 1,320,500 shares. This amendment is intended to afford us greater flexibility in providing employees with stock incentives and ensures that we can continue to provide such incentives at levels determined appropriate by the Board.

As of March 31, 2012, an aggregate of 723,239 shares of common stock had been previously issued under the ESPP, and only 97,261 shares of common stock remained available for future issuance under the ESPP.

Stockholders are requested in this Proposal No. 3 to approve the amendment to the ESPP. The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the annual meeting will be required to approve the amendment to the ESPP. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on this Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 3.

The material features of the ESPP, as amended, are outlined below.

Purpose

The purpose of the ESPP is to provide a means by which our employees (and any parent or subsidiary of ours designated by the Board of Directors to participate in the ESPP) may be given an opportunity to purchase our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. As of March 31, 2012, approximately 52 of our 84 employees were eligible to participate in the ESPP.

The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The ESPP is administered by our Board, which may in turn delegate authority to administer the ESPP to a committee. The Board may abolish any such committee at any time and revest in itself the administration of the ESPP. The Board has delegated administration of the ESPP to the Compensation Committee. The Compensation Committee has the power to construe and interpret the ESPP and the rights granted under it. The Compensation Committee has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of ours shall be eligible to participate in the ESPP.

Offerings

Shares of common stock are offered under the ESPP through a series of offerings of such duration as determined by the Compensation Committee provided that in no event may an offering have a duration that

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exceeds 27 months. Each offering may consist of one or more purchase periods with purchase dates as determined by the Compensation Committee prior to the commencement of that offering. Consistent with historical practice, the current offerings are six months in duration and run from the first business day in March to the last business day in August each year and from the first business day in September each year to the last business day in February in the immediately succeeding year. The current offerings have one purchase period. Accordingly, under the current offerings, shares of common stock are purchased on the last business day in February and August each year with the payroll deductions collected from the participants for the offering period ending with each such semi-annual purchase date.

Eligibility

Any person who is customarily employed at least 20 hours per week and five months per calendar year by us (or by any parent or subsidiary of ours designated from time to time by the Compensation Committee) on the first day of an offering period is eligible to participate in that offering under the ESPP, provided such employee was in the employ of us as of the date immediately prior to the first day of the offering period.

Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the ESPP if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary of ours (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of ours in any calendar year.

Participation in the Plan

Eligible employees become participants in the ESPP by delivering to us, prior to the date selected by the Compensation Committee as the offering date for the offering, or as otherwise determined by the Compensation Committee for new employees, an agreement authorizing payroll deductions of up to a maximum of 15% of such employees’ total eligible compensation during the offering period.

Purchase Price

The purchase price per share at which shares are sold in an offering under the ESPP is the lower of (i) 85% of the fair market value of a share of common stock on the date of commencement of the offering or (ii) 85% of the fair market value of a share of common stock on the purchase date.

Payment of Purchase Price, Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the offering period, a participant may discontinue his or her payroll deductions or terminate his or her participation in the offering. A participant may not increase or begin such payroll deductions after the beginning of any offering period. All payroll deductions made for a participant are credited to his or her account under the ESPP and deposited with our general funds. A participant may not make any additional payments into such account.

Purchase of Stock

By executing an agreement to participate in the ESPP, the employee is entitled to purchase shares under such plan. In connection with offerings made under the ESPP, the Compensation Committee may specify a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares that may be purchased pursuant to such offering by all participants. If the aggregate number of

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shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Compensation Committee would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

Withdrawal

While each participant in the ESPP is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the ESPP. Such withdrawal may be elected at any time prior to the end of the applicable offering period, subject to any advance notification requirements specified in the offering.

Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the ESPP.

Termination of Employment

Rights granted pursuant to any offering under the ESPP terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the ESPP are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

The Compensation Committee may suspend, terminate or amend the ESPP at any time. Any amendment of the ESPP must be approved by the stockholders within 12 months of its adoption by the Compensation Committee if the amendment would (i) increase the number of shares of common stock reserved for issuance under the ESPP, (ii) modify the requirements relating to eligibility for participation in the ESPP or (iii) modify any other provision of the ESPP if such modification requires approval under Section 423 of the Code or approval is required in order to comply with the requirements of Rule 16b-3 under the 1934 Act.

Rights granted before amendment or termination of the ESPP will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted, unless such amendment is necessary to comply with applicable legal requirements.

Effect of Certain Corporate Events

In the event of a dissolution, liquidation, specified type of merger of us or certain acquisitions of our securities, the Compensation Committee, in its sole discretion, may determine that (i) the surviving or acquiring corporation either will assume the rights under the ESPP or substitute similar rights, (ii) such rights will be continued, or (iii) the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to any such event.

Stock Subject to ESPP

If rights granted under the ESPP expire, lapse or otherwise terminate without being exercised, the common stock not purchased under such rights again becomes available for issuance under such plan.

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Federal Income Tax Information

The following is a summary of the principal U.S. Federal income taxation consequences to us and our employees with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any state, local or foreign jurisdictions.

General. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, so that purchase rights exercised under the ESPP may qualify as qualified purchases under Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of common stock acquired under the ESPP or in the event the participant should die while still owning the purchased shares of common stock.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Long-term capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as short-term or long-term capital gain, depending upon the length of the period that the shares were held prior to sale. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation).

Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the number of shares of our common stock subject to awards granted under the ESPP as of March 31, 2012.

Awards Granted under the ESPP

Name	Number of Securities Underlying Awards Granted
William M. Greenman	76,889
Kevin D. Green	20,145
Claes Glassell	0
Laurence M. Corash	0
Howard G. Ervin	23,893
Caspar Hogeboom	0
All Current Executive Officers as a Group	120,927
All Employees including all Current Officers who are not Executive Officers, as a Group	602,312

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2011.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,323,967	$4.61	(1)	2,764,266	(2)
Equity compensation plans not approved by security holders(3)	94,410	$9.62		—
Total	7,418,377	$4.70	(1)	2,764,266	(2)

(1)	The number of securities to be issued upon exercise of outstanding options, warrants and rights (column (a)) includes shares subject to restricted stock units granted under the 2008 Equity Incentive Plan, or the 2008 Plan, which restricted stock units do not carry an exercise price. Accordingly, the weighted average exercise price of outstanding options, warrants and rights (column(b)) excludes the grant of restricted stock units.
(2)	Includes 137,687 shares authorized for future issuance under the 1996 Employee Stock Purchase Plan as of December 31, 2011.
(3)	The 1998 Non-Officer Stock Option Plan, or the 1998 Plan, was adopted without the approval of our security holders. The 1998 Plan provides for grants of nonstatutory stock options to our employees and consultants who are not officers or directors. In 2008, we adopted the 2008 Plan as the successor to and continuation of the 1999 Equity Incentive Plan and the 1998 Plan (together, the “Prior Plans”), and following the effective date of the 2008 Plan in June 2008, no additional stock awards may be granted under the Prior Plans. All shares of common stock that had been reserved for future issuance under the 1998 Plan have been included under the 2008 Plan. As of March 31, 2012, options to purchase 85,600 shares were outstanding under the 1998 Plan. The exercise price of options granted under the 1998 Plan was not less than 85% of the fair market value of our common stock on the date of grant. All options granted under the 1998 Plan have a maximum term of ten years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in our favor that expire over the vesting period. The 1998 Plan and options thereunder may be amended by the Board at any time or from time to time in accordance with the terms of the 1998 Plan and applicable law.

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PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2011 Annual Meeting of Stockholders, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are designed to enhance stockholder value by attracting and retaining qualified individuals and motivating those individuals to perform at the highest of professional levels and to contribute to our growth and success. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to Cerus Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Approval of this Proposal No. 4 requires a “For” vote from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on this Proposal No. 4.

Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executives, the next scheduled say-on-pay vote will be at the 2013 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 4

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PROPOSAL NO. 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the 2012 Annual Meeting of Stockholders. Ernst & Young LLP has audited our financial statements since our inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor our other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Approval of this Proposal No. 5 requires a “For” vote from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on this Proposal No. 5.

ON BEHALF OF THE AUDIT COMMITTEE, THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 5

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In connection with the audit of the 2011 financial statements, we entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit and interim review services for us. That agreement is subject to alternative dispute resolution procedures.

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2010 and December 31, 2011, by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal Year Ended
	2011	2010
	(in thousands)
Audit Fees	$820	$787
Audit-Related Fees	—	—
Tax Fees	58	52
All Other Fees	1	—

Total Fees	$879	$839

Audit Fees. Audit fees consist of fees for services rendered in connection with the annual audit of our financial statements and review of the interim financial statements in quarterly reports. This category also includes fees for audits provided in connection with statutory and regulatory filings and engagements or services that generally only the independent registered public accounting firm reasonably can provide to a client.

Audit-Related Fees. Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” There were no fees incurred under this category in 2010 and 2011.

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Tax Fees. Tax fees include fees for tax compliance, tax planning and tax advice.

All Other Fees. Consists of fees for products and services other than the services described above.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee also may delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any such pre-approvals are reported at the next scheduled Audit Committee meeting.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2012 (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table below; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner Beneficial Owner(2)	Number of Shares	Percent of Total
Royce & Associates LLC 745 Fifth Avenue New York, NY 10151(3)	4,860,911	8.95
FMR LLC 82 Devonshire Street Boston, MA 02109(4)	3,640,000	6.70
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(5)	2,763,698	5.09
William M. Greenman(6)	765,842	1.39
Laurence M. Corash(7)	1,033,406	1.89
Howard G. Ervin(8)	433,503	*
Kevin D. Green(9)	173,760	*
Caspar Hogeboom(10)	166,498	*
Claes Glassell(11)	161,045	*
B.J. Cassin(12)	906,512	1.66
Bruce C. Cozadd(13)	182,500	*
Timothy B. Anderson(14)	193,773	*
Gail Schulze(15)	135,294	*
Daniel N. Swisher, Jr.(16)	37,877	*
All executive officers and directors as a group (10 persons)(17)	4,028,965	7.08

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of common stock subject to options currently exercisable or exercisable within 60 days of the date of this table and shares of common stock into which preferred stock is currently convertible or convertible within 60 days of the date of this table. Applicable percentages are based on 54,308,199 shares outstanding on March 31, 2012, adjusted as required by rules promulgated by the SEC.
(2)	Unless otherwise provided, the address for each of the beneficial owners listed is c/o Cerus Corporation, 2550 Stanwell Drive, Concord, California 94520.
(3)	Based upon information contained in Schedule 13G/A, effective as of December 31, 2011, as filed with the SEC on January 9, 2012, Royce & Associates LLC has sole voting and dispositive power with respect to 4,860,911 shares. The Schedule 13G/A filed by Royce & Associates LLC provides information only as of December 31, 2011 and, consequently, the beneficial ownership of above-mentioned reporting person may have changed between December 31, 2011 and March 31, 2012.
(4)

Based upon information contained in Schedule 13G, effective as of December 31, 2011, as filed with the SEC on February 14, 2012, Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 3,640,000 shares of our Common Stock as a result of

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acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, each has sole power to dispose of the 3,640,000 shares of our common stock. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. The Schedule 13G/A filed by the reporting persons provides information only as of December 31, 2011 and, consequently, the beneficial ownership of above-mentioned reporting persons may have changed between December 31, 2011 and March 31, 2012.
(5)	Based upon information contained in Schedule 13G/A, effective as of December 31, 2011, as filed with the SEC on February 13, 2012, BlackRock Inc. has sole voting and dispositive power with respect to 2,763,698 shares. The Schedule 13G/A filed by BlackRock Inc. provides information only as of December 31, 2011 and, consequently, the beneficial ownership of above-mentioned reporting person may have changed between December 31, 2011 and March 31, 2012.
(6)	Includes 666,181 shares underlying stock options which are exercisable within 60 days of March 31, 2012.
(7)	Includes 462,645 shares underlying stock options which are exercisable within 60 days of March 31, 2012.
(8)	Includes 384,866 shares underlying stock options which are exercisable within 60 days of March 31, 2012.
(9)	Includes 153,615 shares underlying stock options which are exercisable within 60 days of March 31, 2012.
(10)	Includes 159,250 shares underlying stock options which are exercisable within 60 days of March 31, 2012.
(11)	Mr. Glassell resigned as our President and Chief Executive Officer in April 2011.
(12)	Includes 487,921 shares held by Brendan Joseph Cassin and Isabel B. Cassin, Trustees of the Cassin Family Trust, 69,841 shares held by Cassin Family Partners, a California Limited Partnership and 85,000 shares held by the Cassin Educational Initiative Foundation. Includes 263,750 shares underlying stock options which are exercisable within 60 days of March 31, 2012. If exercised in full within 60 days of the date of this table, 34,480 shares would be subject to a right of repurchase in our favor.
(13)	Includes 182,500 shares underlying stock options which are exercisable within 60 days of March 31, 2012. If exercised in full within 60 days of the date of this table, 26,042 shares would be subject to a right of repurchase in our favor.
(14)	Includes 189,591 shares underlying stock options which are exercisable within 60 days of March 31, 2012. If exercised in full within 60 days of the date of this table, 26,042 shares would be subject to a right of repurchase in our favor.
(15)	Includes 135,294 shares underlying stock options which are exercisable within 60 days of March 31, 2012. If exercised in full within 60 days of the date of this table, 26,042 shares would be subject to a right of repurchase in our favor.
(16)	Includes 37,877 shares underlying stock options which are exercisable within 60 days of March 31, 2012. If exercised in full within 60 days of the date of this table, 27,856 shares would be subject to a right of repurchase in our favor.
(17)	Includes 2,635,569 shares underlying stock options which are exercisable within 60 days of March 31, 2012. If exercised in full within 60 days of the date of this table, 140,462 shares would be subject to a right of repurchase in our favor.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Cerus. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that two reports, covering seven transactions, were filed late by Laurence M. Corash. Kevin D. Green timely reported all transactions but reported an incorrect number of shares subject to an option granted to him on January 3, 2011. This error has been corrected by amendment to the previous Form 4 report.

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EXECUTIVE OFFICERS

Our executive officers and their ages as of April 26, 2012 are as follows:

Name	Age	Position
William M. Greenman(1)	45	President, Chief Executive Officer and Director
Laurence M. Corash(1)	68	Senior Vice President, Chief Medical Officer and Chief Scientific Officer and Director
Howard G. Ervin	64	Vice President, Legal Affairs and Chief Legal Officer
Kevin D. Green	40	Vice President, Finance and Chief Accounting Officer
Caspar Hogeboom	53	President, Cerus Europe

(1)	For biographical information, see “Proposal No. 1—Election of Directors.”

Howard G. Ervin was appointed our Vice President, Legal Affairs in June 1999 and became our Vice President, Legal Affairs and Chief Legal Officer in 2000. Mr. Ervin was previously a partner of the law firm presently named Cooley LLP, practicing corporate and intellectual property law.

Kevin D. Green was appointed our Vice President, Finance and Chief Accounting Officer in March 2009. From January 2006 to March 2009, Mr. Green was our Senior Director of Finance and Controller. From 2000 until 2006, Mr. Green held various financial management positions with Macromedia, Inc., a software company acquired by Adobe Systems in 2005, including Director of Finance and Assistant Controller. Prior to joining Macromedia, Mr. Green was a member of PricewaterhouseCoopers LLP in the Assurance and Business Advisory Services division. Mr. Green is a certified public accountant.

Caspar Hogeboom was appointed President, Cerus Europe in February 2012. Prior to that, Mr. Hogeboom was Managing Director of Cerus Europe from November 2008 to February 2011 and General Manager of Cerus Europe from February 2011 to March 2012. From March 2006 to November 2008, Mr. Hogeboom served as our Managing Director Europe, INTERCEPT Blood Systems and was responsible for Sales and Marketing at Cerus Europe. Prior to joining Cerus in 2006, Mr. Hogeboom worked for Baxter Healthcare in Europe where he held several management, sales and marketing positions from 1992 to 2006. Prior to joining Baxter, Mr. Hogeboom held various sales and marketing positions at Maxxim Medical in the Netherlands.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis addresses the following topics:

•	executive summary of our compensation practices;

•	our compensation philosophy and objectives;

•	our process for setting executive compensation; and

•	our executive compensation components and decisions for the 2011 fiscal year and for the first quarter of the 2012 fiscal year.

The Named Executive Officers (NEOs) for the 2011 fiscal year were as follows:

Named Executive Officer	Title
William M. Greenman	President and Chief Executive Officer
Kevin D. Green	Vice President, Finance and Chief Accounting Officer
Claes Glassell	Former President and Chief Executive Officer
Laurence M. Corash	Senior Vice President, Chief Medical and Chief Scientific Officer
Howard G. Ervin	Vice President, Legal Affairs and Chief Legal Officer
Caspar Hogeboom	President, Cerus Europe

EXECUTIVE SUMMARY

Our Compensation Committee believes that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies in that it both encourages our NEOs to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks, and also reflects a reasonable and responsible cost structure. The major aspects of our executive compensation program include the following:

•

Cash Bonuses for 2011 Based on Corporate Performance: In line with our pay-for-performance philosophy, the Compensation Committee undertook a careful review of our corporate achievements against the performance goals under the Bonus Plan for Senior Management, and our International Bonus Plan, which together are referred to in this discussion as the Bonus Plan, for the 2011 performance year. Taking into account and weighing our relative corporate achievements, the Compensation Committee determined that the weighted corporate objectives for the 2011 performance period had been met at a level of 73%, resulting in the payment of NEO bonuses at a level below the target levels for the NEOs.

•

Strong Pay-for-Performance Principles: We do not provide our NEOs with guaranteed salary increases or non-performance based bonuses. Our NEOs must meet expected levels of performance in order to continue serving as members of the executive team.

•

Responsible Severance and Change in Control Compensation. Our executive employment agreements and our change of control severance benefit plan, or the Severance Plan, in all cases require an involuntary termination for individuals to be eligible for any non change of control related severance benefits or change of control related severance benefits. The severance benefits are less than two times the annual base salary for all of our NEOs and we do not provide any tax gross-ups.

•

No Option Repricing Without Prior Stockholder Approval. Our current equity plans do not permit repricing of underwater stock options held by our NEOs or other employees without prior stockholder approval.

We held our first stockholder advisory vote on executive compensation in 2011. Approximately 94.8% of the votes cast approved our executive compensation described in last year’s proxy statement. The Compensation

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Committee considered the result of the stockholder advisory vote an endorsement of its compensation policies, practices and philosophy for our named executive officers. Although the majority of the decisions related to our executives’ compensation for fiscal year 2011, including base salary, threshold and target bonus levels and commercial performance measures under our Bonus Plan were already set prior to the stockholder advisory vote, the Compensation Committee determined that no changes were needed mid-year as a result of the vote. In addition, in part based on the support shown by the vote, the Compensation Committee maintained a consistent approach in making 2012 compensation decisions.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

We believe that the performance of our executive officers has the potential to significantly impact our ability to achieve our corporate goals. We therefore give considerable thought to the design and administration of our executive officer compensation program. The Compensation Committee believes that the most effective compensation program is one that provides competitive base salary, rewards the achievement of established annual and long-term goals and objectives and provides an incentive for retention, while at the same time maintaining a reasonable and responsible cost structure.

Our executive compensation program is designed around the following principles:

•	develop compensation policies and practices that are consistent with Cerus’ strategic business objectives;

•	attract and retain qualified individuals and motivate those individuals to perform at the highest of professional levels and to contribute to our growth and success;

•	provide competitive compensation opportunities consistent with industry practices where we compete for talent;

•

design programs to retain key employees, reward past performance and incentivize future contributions balancing both short and long-term financial and business objectives to build a sustainable company;

•	maintain a reasonable and responsible cost structure; and

•	provide long-term incentive opportunities to continue to establish the relationship between employee contributions, rewards and stockholder value creation.

COMPENSATION SETTING PROCESS

Overview

When creating an executive’s overall compensation package, the Compensation Committee considers the different components of our compensation packages in light of the role the executive will play in achieving our near term and longer term goals as well as the compensation packages provided to similarly situated executives at the companies we consider to be our peers. Performance-based cash compensation awards under our Bonus Plan are made based on the achievement of corporate performance goals designed to create incentives that we believe enhance executive performance, and may be adjusted to reflect the executive officer’s individual performance in executing his or her day-to-day tasks as well as his or her contribution toward achieving our corporate goals. The corporate goals vary year-to-year, but generally include value-adding achievements such as revenue, gross margin and year end cash targets and timely completion of undertakings. The corporate goals and other material provisions of each of our Bonus Plan for Senior Management of Cerus Corporation and our International Bonus Plan are the same except that our International Bonus Plan also includes provisions as necessary for compliance with European data privacy and other applicable local laws, as well as separate bonus provisions applicable only to our European sales force.

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Target Pay Positions/Mix of Pay

The components used to support the objectives stated above are base salary, the Bonus Plan, equity awards and certain other benefits (discussed in greater detail below under “Executive Compensation Components and Decisions”). The combined mix of these pay elements allows us to provide a competitive total rewards package to our executives. Historically, we have not specified a target percentage of the overall compensation to be represented by the various compensation elements. The Committee’s intention is that performance based incentive bonuses and long-term equity compensation be a significant part of the executive’s compensation and historically, it has represented a significant portion of an executive’s total pay package, so that approximately 50% or more of our NEOs total potential compensation is at risk. This helps with implementing a culture in which our NEOs know that their take home pay, to a large extent, depends upon our performance. Employees in more senior roles have an increasing proportion of their potential compensation at risk and tied to performance because they are in a position to have greater influence on our performance results. For example, 60% of our Chief Executive Officer’s total potential 2011 compensation was at risk, and 70% of his total potential 2012 compensation is at risk. For purposes of such calculations, with respect to option award values, the Black-Scholes value of such options on the applicable grant date is used.

Role of the Chief Executive Officer

The Chief Executive Officer has no role in setting his compensation and is specifically excluded from any discussions or deliberations related to his compensation package, except that the Chief Executive Officer recommends to the Compensation Committee for its approval, proposed corporate commercial and strategic performance goals, as well as the determined level of attainment of the strategic performance goals, for purposes of determining awards under the Bonus Plan for all our NEOs, including the Chief Executive Officer, as further described below. The Chief Executive Officer regularly provides input to the Compensation Committee during the course of the year regarding the performance and compensation of our other NEOs. The Chief Executive Officer is also delegated authority by the Compensation Committee to approve annual cash incentive bonuses to our non-executive officers in his discretion out of an aggregate annual cash bonus pool within limits approved by the Compensation Committee.

The Compensation Committee has also delegated authority to our Chief Executive Officer as the sole member of a Non-Officer Stock Option Committee, or NOSOC, to grant, within certain guidelines and without any further action required by the Compensation Committee, stock options to our non-officer employees. The purpose of this delegation of authority is to enhance the flexibility of option administration and to facilitate the timely grant of options to non-officer employees, including newly hired employees, within specified limits approved by the Compensation Committee. The size of grants made by the NOSOC must be within limits pre-approved by the Compensation Committee. As part of its oversight function, the Compensation Committee reviews, on at least an annual basis, the option grants made by the NOSOC.

Compensation Committee Decision-making Process

Typically, the Compensation Committee meets at least three times per year to make compensation decisions for our NEOs, with greater frequency if necessary. The Compensation Committee also meets and confers regularly in executive session. The Compensation Committee met ten times during 2011.

The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer and our vice president, administration. From time to time, various members of our management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and to access other external resources that the Compensation Committee considers

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necessary or appropriate in the performance of its duties. For all executive officers, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information. Prior to each meeting where compensation decisions are to be made with respect to our NEOs, the vice president, administration provides the Committee with tally sheets that set forth our NEOs historical base salary and bonus information covering the past ten years, or any shorter period of actual employment, as well as the executives’: (1) equity grant history; (2) vested and unvested potential gain on equity awards using an assumed selected series of stock prices and points in time; and (3) stock option exercise history, in each case during such ten year period, or any shorter period of actual employment. The tally sheets were used for purposes of making subjective determinations as to whether 2011 and 2012 compensation levels were appropriate in light of such compensation levels as in effect for prior years and reflective of the executive’s increased level of experience and responsibilities. In determining 2011 and 2012 compensation for our executive officers, the Compensation Committee also considered the recommendations of our Chief Executive Officer with respect to the compensation of our other NEOs, each executive’s individual performance over the preceding year, as well as the reports and benchmarks described below under the heading “Compensation Benchmarking.”

The Compensation Committee ultimately approves the compensation packages for all NEOs including the allocation of base salary, short-term performance-based cash incentive compensation and long-term equity incentive compensation, and the applicable performance target levels as a percentage of base salary related to the short-term performance-based cash incentive compensation. Historically, the Compensation Committee has made its most significant adjustments to annual base compensation, determined cash and equity awards and established new performance objectives at one or more meetings held during the first and fourth quarters of the year. Generally, adjustments to the base salary of our executive officers are determined by the Compensation Committee in February of each year, with the adjustments becoming effective March 1st. As discussed more fully below, annual short-term performance-based awards are generally made in the first quarter of the year following the year in which services are performed. In prior years, long-term equity incentive compensation was determined in either September (2011 and 2010) or October (2009 and prior years). Beginning in 2012, we began awarding annual option grants in the first quarter of each year concurrent with the determination of cash compensation. This change was made so the Committee could review concurrently all executive compensation (base salary, Bonus Plan target awards and performance goals, and long-term equity incentives).

Generally, the Compensation Committee’s process for determining Bonus Plan awards involves two related elements: the determination of target award levels and the establishment of performance goals for the current year. Per the terms of his employment agreement, Mr. Greenman’s target level of base salary for his short-term performance-based cash incentive compensation is set at 60%. For the remaining NEOs other than the CEO, the applicable target level of base salary for the short-term incentive cash compensation award is recommended by the Chief Executive Officer. The Chief Executive Officer’s recommendations are reviewed by the Compensation Committee, and the Compensation Committee either approves the bonus target levels as recommended or may modify the target levels after considering the benchmarking data provided by the compensation consultants, and with the goal of having annual Bonus Plan compensation that is approximately the 50th percentile of that provided by our peer group. Bonus Plan compensation combined with annual equity compensation has historically resulted in approximately 50% of our NEOs total potential compensation being at risk. At the beginning of each year, corporate performance goals are recommended by our Chief Executive Officer, and then reviewed and approved by, the Compensation Committee and the full Board. Each of our NEOs short-term incentive cash compensation package is directly tied to our corporate performance, with the Compensation Committee retaining the discretion to make some adjustment, if any, based on the Compensation Committee’s assessment of the executive’s personal performance for the performance year. The performance of all executive officers is evaluated in terms of meeting our corporate goals and their individual performance. Shortly after the end of each year, the Compensation Committee reviews the performance of our Chief Executive Officer, without including him in the discussions, and our Chief Executive Officer reviews the performance of each of the other executive officers and shares that review with the applicable executive officer and with the Compensation Committee. The Compensation Committee also considers the recommendations provided by our Chief Executive

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Officer as to the determined level of attainment of our strategic goals under the Bonus Plan for the preceding year, and considers whether to adopt the Chief Executive Officer’s recommendation as to such level of attainment, or whether any adjustment should be made, before approving the attainment level. The Compensation Committee then determines after reviewing the individual performance of each of our NEOs whether any adjustments to their short-term incentive cash compensation awards under the Bonus Plan should be made. After discussing their annual review with our Chief Executive Officer, certain of our executive officers set their individual personal goals for the upcoming year based on the input from, and discussion with, our Chief Executive Officer.

The Compensation Committee considers the ongoing feedback it has received during the prior year from the Chief Executive Officer regarding the performance of the other executives, as well as its annual review of all the NEOs individual performance, in determining the appropriate levels of base salary and long-term equity incentive compensation awards for the following year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

Role of Compensation Consultants

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee in carrying out its delegated duties. In May 2010, in preparation for determining appropriate levels for our September 2010 equity grants as well as in preparation for determining appropriate 2011 compensation levels, the Compensation Committee engaged Compensia Consultants, referred to elsewhere as “Compensia” to perform a 2010 executive compensation review and assist in evaluating our executive compensation program as compared to the labor market in which we compete for talent. Compensia is an independent consulting firm that specializes in executive compensation consulting. Compensia evaluated our 2010 executive officers’ base salaries, incentive compensation and equity compensation and compared our 2010 executive compensation levels to those of a peer group of 14 companies. The Compensation Committee relied on Compensia to conduct its own research, compile its own survey data and provide a summary of this data to assist the Compensation Committee with its decisions with respect to setting long-term incentive compensation levels for 2010 and executive compensation levels for 2011. Compensia provided the Compensation Committee with an Executive Compensation Review report in July 2010. No other services were provided by Compensia.

In August 2011, as part of determining appropriate levels for our September 2011 equity grants, and in preparation for determining appropriate 2012 NEO compensation levels, the Compensation Committee engaged Radford, an AON Hewitt Consulting Company, referred to elsewhere as “Radford Consulting”. Radford Consulting is an independent consulting firm that specializes in executive compensation consulting. Radford Consulting provides analysis and recommendations to the Compensation Committee regarding:

•	trends and emerging topics with respect to executive compensation;

•	peer group selection for executive compensation benchmarking;

•	compensation practices of our peer group;

•	compensation programs for executives and broad-based employees; and

•	stock utilization and other metrics.

In addition, we subscribe to Radford’s annual Global Life Science compensation survey data on an ongoing basis, which survey data is used to determine market trends, to verify that the peer group data for NEO compensation is consistent with overall compensation trends, and which is also used in setting compensation levels for our non-executive employees. The Compensation Committee regularly meets in executive session to discuss executive compensation issues in which Radford Consulting may be asked to participate. Radford

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Consulting attended meetings of the Compensation Committee when requested to do so and reported to the Compensation Committee rather than to management, although they met with management for purposes of gathering information for their analyses and recommendations.

Compensation Benchmarking

The Compensation Committee considers the appropriate pay scales for our NEOs and as part of that process utilizes a process called benchmarking in order to ensure that total compensation is competitive within the industry and appropriate given the executive’s level of responsibilities. However, the Compensation Committee recognizes that benchmarking is an imperfect tool for establishing competitive compensation packages as the job responsibilities of persons with similar titles may vary significantly from company to company, and that a person’s title is not necessarily descriptive of a person’s duties. Therefore, the Compensation Committee considers the scope and complexity of executive positions against which we benchmark and compares these positions to the scope and complexity of our executive positions. The result is an assessment of the compensation being paid to our executives in light of the compensation being paid to persons performing duties of similar scope and complexity at the companies against which we are benchmarking. The Compensation Committee uses this assessment to assist it in making decisions regarding appropriate compensation levels for our executive positions. The underlying principle of the evaluation methodology is to focus on identifying those positions that have a scope and complexity of responsibilities that are comparable to those duties exercised by each of our particular executives.

In May 2010, the Compensation Committee retained the services of Compensia to perform a 2010 peer group benchmarking analysis for purposes of setting 2010 NEO equity levels and 2011 NEO compensation levels. Compensia worked with the Compensation Committee and management to update our peer group, ultimately selecting a peer group consisting of 14 companies, which were selected based on the following selection criteria:

•

core peers identified by targeting late development stage biopharmaceutical companies (Phase III or pre-NDA to marketed products) and other life science companies with similar revenue and market capitalizations, and

•	aspirational peers generally representing revenue, income and market capitalization expectations up to four times greater than our current situation.

Based on these criteria, the 14 peer companies selected by the Compensation Committee for setting executive compensation levels for 2011 were:

Cypress Bioscience, Inc.	Dynavax Technologies Corporation
Arena Pharmaceuticals, Inc.	Ligand Pharmaceuticals, Inc.
InterMune, Inc.	Pain Therapeutics, Inc.
MAP Pharmaceuticals, Inc.	Medivation, Inc.
Spectrum Pharmaceuticals, Inc.	SciClone Pharmaceuticals, Inc.
Depomed, Inc.	Vical, Inc.
DURECT Corporation	Xoma Corporation

Compensia delivered its Executive Compensation Review report of the 2010 compensation practices of the 14 peer companies to the Compensation Committee in July 2010. The Compensia report did not include any projected 2011 compensation trends.

In August 2011, the Compensation Committee engaged Radford Consulting to update our peer group and analyze the 2011 compensation practices of such peer group in order to assist the Compensation Committee in determining appropriate levels for our September 2011 NEO equity grants and in determining appropriate 2012

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NEO compensation levels. Radford Consulting worked with the Compensation Committee and management to update our peer group, ultimately selecting a peer group consisting of 20 companies. The peer companies were selected based on the following selection criteria:

•	late development state biopharmaceutical companies (Phase III or pre-NDA to marketed products);

•	companies with less than $100 million in revenue;

•	companies with 50 to 200 employees; and

•	companies with market values between $50 million and $300 million.

Based on these criteria, the 20 peer group companies selected by the Compensation Committee for setting executive compensation levels for 2012 were:

Alexza Pharmaceuticals, Inc,	Dyax Corporation
Allos Therapeutics, Inc.	Dynavax Technologies Corporation
Amicus Therapeutics, Inc.	Geron Corporation
Arena Pharmaceuticals, Inc.	Ligand Pharmaceuticals, Inc.
Astex Pharmaceuticals, Inc.	Pain Therapeutics, Inc.
AVANIR Pharmaceuticals, Inc.	Santarus, Inc.
Cytokinetics, Inc.	SciClone Pharmaceuticals, Inc.
Cytori Therapeutics, Inc.	Sucampo Pharmaceuticals, Inc.
Depomed, Inc.	Vical, Inc.
DURECT Corporation	Xoma Corporation

Radford Consulting prepared an extensive analysis of the 2011 compensation practices of the 20 peer companies reported in their proxy statements, and offered additional analysis based on the compensation practices of a broader group of life science companies, a subset of what is included in the Radford Life Science Survey for biotechnology and life science companies with 50 to 149 employees. Radford Consulting delivered its report to the Compensation Committee in December 2011, and also included in its analysis anticipated 2012 compensation trends.

The Committee utilizes the cash and equity components from these benchmarking analyses, combined with its review of each executive officer’s past individual performance, level of responsibility and anticipated future contributions to Cerus, in setting executive base salary and long-term equity compensation awards. While benchmarking alone is not sufficient for setting compensation, the Committee believes that referring to this information is an important aspect of diligence in compensation-related decisions. For 2011, the Committee’s aim, in line with Cerus’ general philosophy to set target compensation levels that are competitive while maintaining a reasonable cost structure, was to initially target each element of compensation at or around the 50th percentile of the compensation paid to similarly situated executives employed by the peer group companies for target level performance as reflected by the July 2010 Compensia report. However, the actual compensation approved for any particular executive officer may be higher or lower than the market median depending on such factors as the individual’s overall mix of base salary, performance-based cash incentive compensation and equity-based compensation, the individual’s historical base salary, the individual’s experience and background, the individual’s past performance and expected future contribution, the movement of base salaries in the marketplace, and our corporate performance during the prior year. For example, the 2011 base salary set for Mr. Green was set at only around the 25th percentile of executives in similar roles with our peer companies, reflecting his relatively short time in his role, while the base salary set for Mr. Hogeboom for 2011 was around the 75th percentile of our peer companies, reflecting his increased level of responsibility in generally managing our international subsidiary, and the base salary set for Dr. Corash was slightly above the 75th percentile of our peer companies, reflecting his unique role as one of our original founders, and his responsibilities in leading our networking, lobbying, and grant fundraising activities.

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For 2012, after considering the results of Radford Consulting’s December 2011 report, which was based upon 2011 peer group data and included data for anticipated 2012 compensation trends, the Compensation Committee re-set initial target compensation at approximately the 50th percentile of the peer group for base salary, the 50th percentile of the peer group for the annual incentive bonus, and the 60th percentile of the peer group for equity compensation. Based upon the data provided by Radford Consulting, the Compensation Committee determined that historical equity grant levels to our NEOs were generally between the 25th and 50th percentile of our peer group and that their unvested options were valued at less than 1x of their respective base salaries. Therefore, the Compensation Committee determined that an increase in equity compensation award levels to target the 60th percentile of our peer group was appropriate in establishing 2012 equity grant levels in order to continue to provide for a significant portion of our NEOs compensation to be at risk. This 60th percentile level is the same target level generally approved for the total equity pool to be allocated among all our employees for 2012.

With respect to director compensation matters, the Compensation Committee determines and sets non-employee director compensation in the manner more fully described under the section of this Proxy Statement entitled “Director Compensation.”

EXECUTIVE COMPENSATION COMPONENTS AND DECISIONS

2011 Executive Compensation Summary

The following table summarizes our approved 2011 salaries, targeted annual incentive bonuses and equity awards for our named executive officers:

2011 Executive Compensation Summary

Name	Base Salary		Incentive Bonus Target	Number of Stock Options Awarded
William M. Greenman(1)	$415,000		60%	650,000
Kevin D. Green	$242,000		35%	80,050
Claes Glassell(2)	$500,000		60%	75
Laurence M. Corash	$378,750		35%	130,000
Howard G. Ervin	$317,762		35%	85,000
Caspar Hogeboom	€206,000	(3)	35%	130,000

(1)	In April 2011, Mr. Greenman was appointed President and Chief Executive Officer, and elected as a member of the Board, and his annual base salary was increased from $321,360 to $415,000. In April 2011, the Compensation Committee awarded Mr. Greenman an option grant of 550,000 shares to reflect his increased responsibilities in connection with his promotion to President and Chief Executive Officer.
(2)	In April 2011, Mr. Glassell resigned as President and Chief Executive Officer, and as a member of the Board.
(3)	As converted to U.S. Dollars using the average conversion rate for the year ending December 31, 2011 of 1.3924, Mr. Hogeboom’s base salary for 2011 was $286,834.

2011 Base Salary

The purpose of base salary is to provide a level of fixed compensation to our NEOs in order to attract and retain executives with the qualifications desired for the particular position in light of having approximately 50% of their total compensation at risk. For 2011, the Committee’s aim, in line with Cerus’ general philosophy to set target compensation levels that are competitive while maintaining a reasonable cost structure, was to initially target base salary at or around the 50th percentile of the compensation paid to similarly situated executives employed by the peer group companies for target level performance, but making adjustments from the 50th percentile to reflect the executive’s level of experience, past performance, and actual responsibilities. Each year, we generally tend to make modest increases in base salary for executive officers, except where an individual’s

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base salary is found to be significantly below market when compared to the selected peer group, in which case a larger increase may be warranted. The Committee reviews base salary annually, and considers adjusting base salaries to reflect annual base salary increase trend data provided by the compensation consultants. These guidelines are used throughout our company in determining appropriate base salary increases for all our employees. All base salary increases are effective in March 1 of each year. In approving the base salaries for each of the NEOs for 2011, the Committee took in to account the data provided by Compensia as part of their 2010 executive compensation review, as well as the individual’s particular level of responsibility, experience and individual performance history with us over the preceding year. The Compensation Committee also considered the results of Radford’s annual Global Life Science compensation survey data with respect to anticipated market trends for base salary levels for 2011, which indicated that a 3% base salary increase for 2011 would be at the 50th percentile level for the companies covered by the survey. The Compensation Committee determined that because each NEO had met expectations in terms of individual performance over the prior year, some increases to the 2011 base salary levels should be made for all our NEOs. Based upon the Compensia report, with the exception of Mr. Green, all of our NEOs’ base salaries for 2010 were determined to be at, or above the 50th percentile of executives with similar roles and responsibilities at our peer companies. Therefore, the Compensation Committee determined it to be appropriate to generally only provide for modest increases in 2011 base salary levels that were not above 3% for our NEOs, with the exception of Mr. Green. In prior years, Mr. Green’s base salary had previously been set well below the 25th percentile of similarly situated executives at our peer companies to reflect his promotion in 2009 from Controller to Chief Accounting Officer and his lack of prior experience in the role of Chief Accounting Officer. The Compensation Committee determined that Mr. Green should receive a 2011 base salary increase of 10% in order to increase his base salary closer to the 25th percentile of executives with similar roles and responsibilities at our peer companies, but should remain below the 25th percentile reflecting that Mr. Green only had a couple of years of experience as a principal financial officer. Mr. Glassell’s and Mr. Ervin’s respective combined base salary and maximum potential annual cash bonus amounts were determined to be at the 75th percentile of our peers, so the Compensation Committee determined that Mr. Glassell and Mr. Ervin would only be provided with a 2% increase in their base salary amounts. Dr. Corash’s 2010 base salary had been set at approximately the 75th percentile as reflective of his unique role as one of our original founders and his ongoing responsibilities in leading our networking, lobbying and grant fundraising efforts, which often require his extensive travel. Dr. Corash received the lowest percentage increase in his 2011 base salary because his 2010 base salary was determined to be slightly above the 75th percentile, which was the highest percentile base salary level of all our NEOs. The Compensation Committee determined to approve 3% base salary increases for 2011 for Mr. Greenman and Mr. Hogeboom as consistent with the anticipated market trends for 2011 base salary increases.

Named Executive Officer	2010 Base Salary ($)	Base salary Increase for 2011	2011 Base Salary ($)
William M. Greenman	$312,000	3%	$321,360
Kevin D. Green	$220,000	10%	$242,000
Claes Glassell	$490,000	2%	$500,000
Laurence M. Corash	$375,000	1%	$378,750
Howard G. Ervin	$311,531	2%	$317,762
Caspar Hogeboom	€200,000	3%	€206,000	(1)

(1)	As converted to U.S. Dollars using the average conversion rate for the year ending December 31, 2011 of 1.3924, Mr. Hogeboom’s base salary for 2011 was $286,834.

In April 2011, Mr. Glassell resigned as President and Chief Executive Officer, and as a member of the Board and Mr. Greenman was appointed President and Chief Executive Officer, and elected as a member of the Board. At the time of his promotion, the Committee increased Mr. Greenman’s base salary to $415,000. The Compensation Committee determined that increasing Mr. Greenman’s base salary to $415,000 was appropriate because such base salary amount was lower than the 25th percentile for chief executive officers at our peer companies, reflecting his lack of prior experience in the role, while still providing him with a meaningful increase in his base salary to reflect his increased responsibilities.

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Bonus Plan for 2011

It is the Compensation Committee’s objective to have a substantial portion of each NEO’s cash incentive compensation contingent upon our performance, while retaining the discretion to modify awards to reflect the NEOs individual level of performance and contribution towards our performance. This allows our executive officers to receive performance-based cash compensation in the event certain specified corporate performance goals are achieved. We provide short-term performance-based incentive compensation to our NEOs under the Bonus Plan.

Payouts under the Bonus Plan are generally made based upon the achievement of certain commercial goals and strategic goals that are specified at the beginning of the performance period, but the Compensation Committee has the discretion to take into account significant corporate events and other significant accomplishments that were not contemplated at the beginning of the performance period in determining the extent to which the strategic goals were satisfied. For 2011, proposed commercial and strategic goals were submitted to the Compensation Committee in writing by the Chief Executive Officer for approval by the Compensation Committee and the entire Board before the end of the first month of the year. At the time of such approval, the Compensation Committee assigned a percentage value that reflected the significance of the commercial and strategic components relative to one and another, for use in the determination of actual bonus payouts with respect to 2011 performance, and also established threshold, target and stretch metrics for each of the commercial goal components. At the beginning of 2011, the Compensation Committee, with input from the Chief Executive Officer (except with respect to his own target bonus percentage), determined the target bonus percentages for each executive officer and provided each executive officer with his or her target bonus percentage in writing. For the 2011 plan year, the Compensation Committee assigned a target bonus percentage of 60% of base salary for the Chief Executive Officer, which was at the 75th percentile of peers. The Compensation Committee determined that a target bonus percentage of 60% was the appropriate level for the Chief Executive Officer because it was the same target level as was in effect for the Chief Executive Officer for 2010, and no reduction in the Chief Executive Officer’s bonus target level should be made for 2011. The Compensation Committee assigned a target bonus percentage of 35% of base salary for each executive officer other than the Chief Executive Officer, which was the 50th percentile of our peers. The target bonus opportunity represents the annual cash bonus the executive would be eligible to receive under the annual cash incentive plan if all the company’s goals were 100% achieved. The 2011 goals and weighting system for the Bonus Plan are described below. The Compensation Committee selected these goals because it believed that they are the best indicators of the achievement of the execution of our operating plan and are the factors that are most critical to increasing the value of our common stock. These goals, therefore, best align the financial interests of the NEOs with those of our stockholders.

Commercial Component

The 2011 plan year performance measures approved by the Compensation Committee with respect to the commercial component of our corporate goals, which comprised 80% of the amount attributable to corporate goals, consisted of the following:

GOAL:	THRESHOLD	TARGET	STRETCH
Revenue	€19.2 million	€24 million	>€26.5 million
Year End Cash*	$10 million	$11 million	>$ 12 million
Gross Margin	44%	47%	>51%

*	Excluding cash raised through debt or the public equity markets

Threshold, target, and stretch levels for the commercial component of our corporate goals were established based on our 2011 operating plan and data regarding our financial results and business expectations as of that time. The threshold amounts represent the minimum amount that we needed to achieve in order for any payouts with respect to the applicable component to be made under the Bonus Plan. Achievement of at least the threshold

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metric, but less than target, is subject to a performance multiplier of no less than 0.5 and no more than 0.99, with the exact multiplier determined by actual performance between the performance levels. Achievement of at least the target metric, but less than the stretch metric, is subject to a performance multiplier of no less than 1.0 and no more than 1.49, with the exact multiplier determined by actual performance between the performance levels. Achievement of the stretch metric or more is subject to a performance multiplier of no more than 1.5. The Compensation Committee retains the discretion to adjust the actual award to reflect the NEOs individual performance.

Strategic Component

The strategic component of our corporate goals did not include minimum, target and maximum levels of performance, nor did it include a performance multiplier. The strategic component of the corporate goals is not quantifiable in that it did not include specific quantitative elements or quantitative weighting. The Compensation Committee approved specified strategic goals, but also retained the discretion to take into account significant corporate events/other significant accomplishments that were not contemplated at the beginning of the performance period in determining the extent to which the strategic goals were satisfied. In making such determination, the Compensation Committee considers the Chief Executive Officer’s recommendation as to those strategic goals that should be considered and a determined percentage level of attainment of such strategic goals. The Compensation Committee then considers whether any modifications should be made either to the considered strategic goals, or the determined level of attainment, as recommended by the Chief Executive Officer. In determining whether and to what extent to make any performance-based cash incentive awards with respect to the strategic component of our corporate goals, the Compensation Committee considered 2011 actions toward achieving the following strategic corporate goals (some pre-determined, and some not contemplated at the beginning of the performance period), as recommended by the Chief Executive Officer and without modification from such recommendation:

•	Winning a $10 million per year contract over at least three years with the French national blood service, the Etablissement Francais du Sang (EFS);

•	Together with Fenwal, identifying and correcting at least 3 manufacturing and quality issues;

•	Development progress in the red blood cell program; and

•	Securing an At the Market equity financing facility.

The Compensation Committee also approved the level of attainment of the strategic goals as recommended by the Chief Executive Officer, without modification, so that the strategic goals were approved as attained at a level of 75%, as recommended by the Chief Executive Officer and without modification from such recommendation.

During the first quarter of 2012, the Compensation Committee determined, in its sole discretion that the company had achieved 73% of its corporate goals as described below:

COMMERCIAL GOALS	WEIGHTING	MULTIPLIER	ACHIEVEMENT
Attainment of Revenue Target	35%	.8	28%
Attainment of Gross Margin Target	15%	0	0%
Meet year-end targeted cash balance	30%	1.0	30%

	80%		58%
STRATEGIC GOALS	20%	N/A	15%

TOTAL	100%		73%

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Based on the above results, the Compensation Committee applied the 73% to the base salary levels of each of the executives other than the Chief Executive Officer to determine the size of the total bonus pool available for such executives. Consistent with the terms of the Bonus Plan, this bonus pool was then allocated by the Chief Executive Officer with respect to the other eligible executives and submitted to the Compensation Committee for approval. However, the approval of the Chief Executive Officer’s bonus was determined separately and solely by the Compensation Committee, and the Chief Executive Officer had no involvement in making such determination. The Compensation Committee determined that each NEO had an individual level of performance that met expectations, such that no individual performance adjustment should be made to any Bonus Plan awards to the NEOs. Therefore, each NEO received an allocation equal to 73% of such NEOs target bonus amount.

Bonuses earned by the NEOs under the Bonus Plan for 2011 performance were as follows:

Named Executive Officer	Target Bonus Level ($)		Actual Corporate Performance	Actual Bonus Earned
William M. Greenman	$249,000		73%	$181,770
Kevin D. Green	$84,700		73%	$61,831
Laurence M. Corash	$132,563		73%	$96,771
Howard G. Ervin	$111,217		73%	$81,188
Caspar Hogeboom	€72,100	(1)	73%	€52,633	(2)

(1)	As converted to U.S. Dollars using the average conversion rate for the year ending December 31, 2011 of 1.3924, Mr. Hogeboom’s target bonus level for 2011 was $100,392.
(2)	As converted to U.S. Dollars using the average conversion rate for the year ending December 31, 2011 of 1.3924, Mr. Hogeboom’s actual bonus earned for 2011 was $73,286.

2011 Long-Term Incentive Compensation

In addition to salary and short-term incentive compensation, we provide our executive officers with long-term performance incentives, typically in the form of stock options. Stock options are intended to foster the long-term perspective we believe is necessary for our continued success by creating a strong, direct link between our NEOs compensation and our stock price appreciation. Because the executive must pay a cash exercise price equal to the value of the stock on the date the option is granted, the executive will only receive any value from the award if the value of our stock increases following the option grant date. The Compensation Committee also awards stock options because it believes that if our officers own shares of our common stock with value that are significant to them, but which value cannot be immediately realized, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. Our stock option awards are granted subject to vesting restrictions, so they are earned over a period of years during the executive’s continued services with us following the option grant date. The Compensation Committee also believes that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management and other employees.

In April 2011, the Compensation Committee awarded Mr. Greenman an option grant of 550,000 shares to reflect his increased responsibilities in connection with his promotion to President and Chief Executive Officer. The Compensation Committee determined that an option grant of 550,000 shares to Mr. Greenman was appropriate in combination with the promotional increase in Mr. Greenman’s base salary and target bonus award amounts so that a majority of Mr. Greenman’s potential 2011 compensation would be at risk.

Our 2011 annual option grant to our NEOs was made in September 2011, and the applicable award levels were determined after taking into consideration the results of Compensia’s 2010 executive compensation review, and in verbal consultation with Radford Consulting to verify that such award levels would not exceed 2011 market levels for our peers. The subsequent December 2011 Radford Consulting report indicated that even after giving effect to such September 2011 awards, our annual equity compensation values (as calculated using the Black-Scholes values) continued to be well below the 50th percentile of our peer group for 2011, provided that the special promotional grant to Mr. Greenman in April 2011 was excluded from such analysis.

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In addition to the annual stock option grants, we also provide all of our employees, including our executive officers, with token grants to reward their years of service to us as an incentive for retention. These stock option grants are generally awarded on the first business day of the quarter in which the employee’s anniversary with us occurs and fully vest at the end of that quarter. These years of service awards are determined as follows:

Years of Service (#)	Option Award Granted: Number of Shares Underlying Options (#)
3	25
5	50
7	75
10	100
15	150

During 2011, Mr. Green received a years of service award of 50 option shares, and Mr. Glassell received a years of service award of 75 option shares.

Total option grants to the NEOs in 2011 were as follows:

Named Executive Officer	Option Shares
William M. Greenman	650,000	(1)
Kevin D. Green	80,050
Claes Glassell	75
Laurence M. Corash	130,000
Howard G. Ervin	85,000
Caspar Hogeboom	130,000

(1)	Includes the option grant of 550,000 shares in connection with Mr. Greenman’s promotion to President and Chief Executive Officer.

Stock options granted under our 2008 Plan generally have a ten-year term. Except with respect to the years of service awards which vest at the end of the quarter in which they are granted, these stock options typically have six month cliff vesting and thereafter vest monthly over the following 42 months and are therefore fully exercisable within four years of the grant date, with the exception of Mr. Hogeboom, whose options vest annually over four years, which is consistent with market terms for equity awards in the Netherlands. The exercise price of options granted under this 2008 Plan is the closing price per share on the date of grant. We typically grant options at the commencement of employment and annually thereafter. Until 2012, we granted options in September or October. We made these grants in the latter part of the year to provide the Compensation Committee an additional opportunity to review the overall compensation package for our executive officers and allow them, if necessary, to make adjustments to overall total compensation based on developing market trends and other information. However, in December 2011, the Committee changed the timing of the annual option grant award to occur concurrently with the review of executive cash compensation, which typically occurs in February. In awarding stock options, the Compensation Committee considers individual performance, overall contribution, executive officer retention, the number of unvested stock options and restricted stock units currently held by the employee, the total number of stock options and stock units available for grant, and the levels of equity compensation provided by our peer companies to executives in similar positions.

2012 Executive Compensation

In February 2012, our Compensation Committee approved 2012 base salaries, 2012 bonus targets and stock option grant awards for our executive officers. Salary increases were effective as of March 1, 2012 and option award amounts were approved for a grant date of March 1, 2012. Salary increases were determined based on the Committee’s philosophy of generally initially targeting base salary at the 50th percentile of our peer companies,

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but adjusting the actual base salary amounts to reflect the executive’s actual respective level of experience and responsibilities, and taking into account base salary increase trend data provided by Radford Consulting (which for 2012 was approximately 3%). For example, for 2012 Mr. Greenman received a 14.5% base salary increase which resulted in his 2012 base salary being at slightly above the 25th percentile for chief executive officers at our peer companies. The Committee felt that this increase was a meaningful amount that reflected the level of Mr. Greenman’s responsibilities, yet acknowledged Mr. Greenman’s relatively short time in the role and provided opportunity for future, equally meaningful base salary increases as Mr. Greenman’s experience in the role increases. Similarly, the 2012 base salary set for Mr. Green was set at only around the 25th percentile of executives in similar roles with our peer companies, reflecting that as of February 2012 he only had approximately three years of experience as a principal financial officer. The base salary set for Mr. Hogeboom for 2012 was set at slightly below the 75th percentile of our peer companies, reflecting his increased level of responsibility in generally managing our international subsidiary, and the 2012 base salary set for Dr. Corash was slightly above the 75th percentile of our peer companies, reflecting his unique role as one of our original founders, and his responsibilities in leading our networking, lobbying, and grant fundraising activities. Mr. Green and Mr. Hogeboom each received a 9% base salary increase, resulting in their base salaries being at approximately the 25th and 75th percentile, respectively. Mr. Ervin and Dr. Corash each received a 3% increase to their base salary, resulting in a 2012 base salary at approximately the 50th and 75th percentile, respectively. Mr. Ervin’s 2012 base salary was set at slightly below the 50th percentile because the Compensation Committee determined that such base salary amount was appropriate in relation to his responsibilities and relative to the base salary payable to our other NEOs. The Compensation Committee determined that these adjustments to the executive’s base salary and deviation from the 50th percentile peer group target levels were appropriate in all circumstances given each executive’s individual respective relative level of experience and responsibilities, and reflective of market trends for base salary increases.

The Compensation Committee determined that incentive bonus target levels set for the NEOs for 2011 were appropriate and should not be increased for 2012.

In February 2012, the Committee approved additional option grants to the NEOs with a Black-Scholes valuation that were targeted at the 60th percentiles of the annual grant levels to executives in similar positions at our peer companies. The Compensation Committee determined to grant 2012 equity awards to the NEOs at levels sufficiently large enough to approximate the equity compensation levels provided by our peers, while also conserving the number of shares available for future issuance under our equity plans.

The following table summarizes our approved 2012 salaries, targeted annual incentive bonuses and equity awards for our named executive officers:

2012 Executive Compensation Summary

Name	Base Salary		Incentive Bonus Target	Number of Stock Options Awarded
William M. Greenman	$475,000		60%	380,000
Kevin D. Green	$263,780		35%	95,000
Laurence M. Corash	$390,113		35%	130,000
Howard G. Ervin	$327,295		35%	90,000
Caspar Hogeboom	€224,540	(1)	35%	105,000

(1)	As converted to U.S. Dollars using the average conversion rate for the year ending December 31, 2011 of 1.3924, Mr. Hogeboom’s 2012 base salary is $312,649.

Severance and Change of Control Benefits

Cerus has entered into employment agreements with Messrs. Greenman and Ervin, and the change of control severance plan, referred to elsewhere as the Severance Plan, with Dr. Corash and Mr. Green, providing

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for certain change of control termination related severance benefits, the terms of which are described in more detail below in the sections entitled “Employment, Severance and Change of Control Agreements.” The Compensation Committee has also separately approved change of control termination related equity vesting acceleration benefits for Mr. Hogeboom, consistent with the double trigger equity vesting acceleration benefits provided to our other NEOs in their employment agreements and the Severance Plan. Cerus believes that these change of control related severance benefits are an important element of the company’s executive compensation and retention program, with particular importance in the context of a change of control. Change of control benefits under the employment agreements and the Severance Plan, including stock award vesting acceleration, are structured on a “double-trigger” basis, meaning that the executive officer must experience a constructive termination or a termination without cause in connection with the change of control in order for the change of control benefits to become due. Cerus believes that the events triggering payment, comprising both a change of control and an involuntary termination, and then only when there is no misconduct by the officer, are appropriate hurdles for the ensuing rewards. It is the board of directors’ belief that providing change of control benefits should eliminate, or at least reduce, the reluctance of the company’s executive officers to diligently consider and pursue potential change of control transactions that may be in the best interests of the company’s stockholders.

The severance rights agreements for Messrs. Greenman, Green, Ervin and Hogeboom contained in their employment agreements also provides for certain non-change of control related severance benefits in the event of an involuntary termination without cause or constructive termination, including continued payment of salary and healthcare benefits and full acceleration of stock options, in exchange for a general release of claims. The board of directors and Compensation Committee believe that non change of control related severance benefits provided to our NEOs are an important element of their retention and motivation and consistent with compensation arrangements provided in a competitive market for executive talent, and that the benefits of such severance rights agreements, including generally requiring a release of claims against Cerus as a condition to receiving the severance benefits are in the best interests of the company.

Other Benefits

Cerus provides executive officers with other benefits that we believe are reasonable and consistent with, or less than, what Cerus’ peer group offers its executive officers and help us to attract and retain high quality executives. The Compensation Committee periodically reviews the levels of benefits provided to executive officers to ensure they remain reasonable and consistent with its compensation philosophy.

Except with respect to Mr. Hogeboom, our NEOs are eligible to participate in all of Cerus’ employee benefit plans, such as the 401(k) Plan, medical, dental, vision coverage, short-term disability, long-term disability, group life insurance, cafeteria plan, and the 1996 Employee Stock Purchase Plan, in each case on the same basis as other Cerus employees. Mr. Hogeboom is not eligible to participate in our 401(k) Plan, or our medical, dental, vision coverage, short-term disability, long-term disability, group life insurance, cafeteria plan, or the 1996 Employee Stock Purchase Plan. Cerus does not currently offer pension or other retirement benefits for the NEOs other than the 401(k) Plan and the pension insurance contributions for Mr. Hogeboom described below.

Pursuant to the terms of his employment agreement, Mr. Hogeboom is provided with benefits that are typical for executives in the Netherlands and that include a leased vehicle benefit. Mr. Hogeboom is also provided with pension insurance contributions equal to 10% of his gross base salary because he is not eligible to participate in our 401(k) Plan, and pension insurance contribution benefits are customary for employees in the Netherlands. Because Mr. Hogeboom is not eligible to participate in our group term life insurance plan, Mr. Hogeboom is also provided with death in service insurance contributions, which are used to obtain similar coverage to that provided under our group term life insurance plan and which are customary benefits provided to employees in the Netherlands. Mr. Hogeboom is also provided with healthcare premium benefits for himself and his wife and children because this benefit is customary for executives in the Netherlands. Mr. Hogeboom’s benefits provided under the terms of his employment agreement also include reimbursement for home telephone and internet expenses, which benefits were provided to him as customary benefits provided for our sales force employees, and Mr. Hogeboom was originally hired to manage our international sales force.

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Risk Analysis

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the company. The design of our compensation policies and programs encourage our employees to remain focused on both the short-and long-term goals of the company. For example, while our Bonus Plan measures performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Accounting and Tax Considerations

Cerus accounts for stock-based awards exchanged for employee services in accordance with the Compensation—Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. In accordance with the topic, Cerus is required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require the company to record cash compensation as an expense over the period during which it is earned.

Section 162(m) of the Code limits Cerus to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain executive officers in a taxable year. Compensation above $1.0 million may be deducted if it is “performance-based compensation” within the meaning of the Code. Although Cerus has not previously paid any executive officer in a taxable year, compensation that is subject to the deduction limit in excess of $1.0 million, such compensation in future years may exceed such deduction limits. Cerus and the Compensation Committee intend to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of the company and our stockholders.

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SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information for the year indicated with respect to the compensation earned by our principal executive officer, our principal financial officer and our three other most highly compensated executive officers at December 31, 2011, as well as our former President and Chief Executive Officer who voluntarily resigned effective April 18, 2011. We refer to these individuals in this proxy statement as our “named executive officers.”

SUMMARY COMPENSATION TABLE—FISCAL 2011

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)		Total ($)
William M. Greenman	2011	386,128		—		1,025,555	181,770		810	(4)	1,594,263
President and	2010	312,000		14,040		206,490	72,072		540	(4)	605,142
Chief Executive Officer	2009	312,000		—		143,723	32,760		540	(4)	489,023

Kevin D. Green	2011	238,333		—		99,668	61,831		962	(5)	400,794
Vice President, Finance and	2010	220,000		6,930		103,245	50,820		421	(4)	381,416
Chief Accounting Officer	2009	220,000		—		87,798	16,170		339	(4)	324,307

Claes Glassell	2011	206,667		—		132	—		10,333	(6)	217,132
Former President and	2010	490,000		44,098		412,980	194,040		2,322	(4)	1,143,440
Chief Executive Officer	2009	490,000		—		261,858	102,901		2,322	(4)	857,081

Laurence M. Corash,	2011	378,125		—		161,837	96,771		7,308	(7)	644,041
Senior Vice President,	2010	353,125		140,027	(10)(11)	154,868	86,625		6,828	(4)	741,473
Chief Medical Officer(9)	2009	287,500		—		92,763	25,595	(10)	6,736	(4)	412,594

Howard G. Ervin	2011	316,723		—		105,816	81,188		3,564	(4)	507,291
Vice President Legal Affairs				—
and Chief Legal Officer

Caspar Hogeboom	2011	286,834	(12)	—		166,686	73,286	(12)	83,897	(8)	610,703
President, Cerus Europe

(1)	Represent the aggregate grant date fair value of restricted stock units and stock awards for the applicable fiscal year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, and does not take into account any estimated forfeitures. The grant date fair value of restricted stock units and stock awards is based on the closing price of our common stock on the date of grant. Except as noted with respect to Dr. Corash, the amounts in this column relate to restricted stock units granted in 2010 pursuant to our Bonus Plan for 2009 performance. For 2009, a portion of the payments pursuant to our Bonus Plan were made in cash and the remainder in the form of restricted stock units (and, in the case of Dr. Corash, a fully vested stock award). Please see the section entitled “Employment Agreements and Arrangements” below for a brief description of our Bonus Plan.
(2)	Represent the aggregate grant date fair value of stock option awards for the applicable fiscal year calculated in accordance with FASB ASC Topic 718, and does not take into account any estimated forfeitures. Assumptions used in the calculation of the grant-date fair value of stock option awards are set forth Note 15 “Stock-Based Compensation” in our Form 10-K for the year ended December 31, 2011.
(3)	The dollar amounts in this column represent the cash bonus awarded under our Bonus Plan for the indicated fiscal year.
(4)	Represents group-term life insurance premiums that we paid during the applicable fiscal year.
(5)	Represents group-term life insurance premiums in the amount of $512 and reimbursed gym membership fees in the amount of $450.

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(6)	Represents group-term life insurance premiums in the amount of $1,485 and accrued vacation paid upon termination in the amount of $8,848. In April 2011, Mr. Glassell resigned as our President and Chief Executive Officer.
(7)	Represents group-term life insurance premiums in the amount of $6,858 and reimbursed gym membership fees in the amount of $450.
(8)	Represents the following items of compensation, which were paid or reimbursed by us. The following expenses were paid or reimbursed in Euros and have been converted to U.S. Dollars using the average conversion rate for the year ending December 31, 2011 of 1.3924:

Company Car	Gas Allowance	Home Office Costs	Tax reimbursements and gross ups	Pension Insurance Contribution	Death in Service Insurance	Healthcare Contributions	Total Other Compensation
$25,532	$8,256	$3,484	$812	$28,058	$5,364	$12,391	$83,897

(9)	In accordance with the terms of Dr. Corash’s July 2009 Employment Letter, Dr. Corash’s base salary was reduced to $243,750 on an annualized basis from $375,000. His base salary was then raised back to $375,000 on an annualized basis, effective March 1, 2010. Please see the section entitled “Employment, Severance and Change of Control Agreements” for a description of Dr. Corash’s compensation arrangements.
(10)	Pursuant to Dr. Corash’s July 2009 Employment Letter, bonus payments made to Dr. Corash in 2010 for performance in 2009 pursuant to our Bonus Plan were paid as follows: 45.5% of his bonus was awarded in cash, 24.5% of his bonus was paid in the form of a fully-vested stock bonus award and the remaining 30% of his bonus was paid in the form of restricted stock units.
(11)	This amount represents the aggregate grant-date fair value of: (i) an amount equal to $16,874, which amount represents 30% of Dr. Corash’s payment in 2010 for performance in 2009 pursuant to our Bonus Plan that was paid in the form of a restricted stock unit, (ii) an amount equal to $13,780, which amount represents 24.5% of Dr. Corash’s payment in 2010 for services rendered in 2009 pursuant to our Bonus Plan, which pursuant to the terms of his July 2009 Employment Letter, was paid in the form of a fully-vested stock award and (iii) an amount equal to $109,373, which amount, pursuant to the terms of his July 2009 Employment Letter, represents the grant-date fair value of a stock award, the number of shares of which was determined by dividing 53.85% of Dr. Corash’s salary from May 1, 2009 through February 28, 2010 by the average daily closing price of our stock during that period. Please see the section entitled “Employment, Severance and Change of Control Agreements” for a description of Dr. Corash’s compensation arrangements.
(12)	Mr. Hogeboom’s salary and cash bonus award under our Bonus Plan were paid in Euros in the amounts of €206,000 and €52,633, respectively. The amounts set forth herein, have been converted to U.S. Dollars using the average conversion rate for the year ending December 31, 2011 of 1.3924.

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GRANTS OF PLAN-BASED AWARDS

The following table summarizes grants of plan-based awards made to our named executive officers in 2011.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards Target ($)(1)		All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
William M. Greenman			249,000
	4/19/2011	4/19/2011	—		550,000	2.70	901,065
	9/1/2011	8/31/2011	—		100,000	2.08	124,490

Kevin D. Green			84,700
	1/3/2011	1/3/2011	—		50	2.48	76
	9/1/2011	8/31/2011	—		80,000	2.08	99,592

Claes Glassell(4)			300,000
	4/1/2011	4/1/2011	—		75	2.90	132

Laurence M. Corash			132,563
	9/1/2011	8/31/2011	—		130,000	2.08	161,837

Howard G. Ervin			111,217
	9/1/2011	8/31/2011	—		85,000	2.08	105,816

Caspar Hogeboom			100,392	(5)
	9/1/2011	8/31/2011	—		130,000	2.08	166,686

(1)	The amounts shown reflect the target bonus awards for the fiscal year ended December 31, 2011 under the Bonus Plan based on our performance. The actual cash bonus award payments made pursuant to our Bonus Plan are reflected in the “Summary Compensation Table” above; accordingly, the amounts set forth in this column do not represent additional compensation earned by the named executive officers for the year ended December 31, 2011. See also footnote (4) below. “Target” represents 35% of the base salary in effect at the time payment is made for all of our executive officers with the exception of our current and former Chief Executive Officer, for whom “Target” represents 60% of their respective base salaries. For a description of our Bonus Plan, please see “Compensation Discussion and Analysis—Executive Compensation Components and Decisions—Bonus Plan for 2011.”
(2)	Options were granted with an exercise price equal to 100% of the fair market value on the date of grant. For a description of the terms of the options granted in 2011, please see “Employment Agreements and Arrangements—Option Awards” below.
(3)	Represents the grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718, and does not take into account any estimated forfeitures. Assumptions used in the calculation of the grant date fair value are set forth Note 15 “Stock-Based Compensation” in our Form 10-K for the year ended December 31, 2011.
(4)	In April 2011, Mr. Glassell resigned as our President and Chief Executive Officer. Accordingly, Mr. Glassell was not eligible to and did not receive a cash bonus award under our Bonus Plan for 2011 performance.
(5)	As converted from Euros to U.S. Dollars using the average conversion rate for the year ending December 31, 2011 of 1.3924.

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EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

Employment Agreements. Each of our named executive officers has entered into written employment agreements with us. For a description of these employment agreements, please see the section of this proxy statement under the heading “Employment, Severance and Change of Control Agreements” below.

Annual Bonus Plan. Our Bonus Plan for Senior Management of Cerus Corporation and our International Bonus Plan, which together are referred to as the Bonus Plan, provide for annual bonus award opportunities to reward executive officers for performance in the prior fiscal year.

For the Bonus Plan for 2009, 70% of each recipient’s bonus was awarded in cash and 30% was awarded in the form of restricted stock units, with the exception of Dr. Corash, who was awarded 45.5% of his bonus in cash, 24.5% of his bonus in the form of a fully-vested stock bonus award and the remaining 30% of his bonus in the form of a restricted stock unit. The number of restricted stock units that were awarded was determined based upon the closing price of our common stock on the date the units were granted, which was the date on which bonus amounts were determined. The restricted stock units vest annually in three equal annual installments beginning on the first anniversary of the date of grant, subject to the employee’s continued service with us. The shares subject to the restricted stock units are not issued until the entire grant has vested. Upon termination of employment, the units cease vesting. The terms and conditions of the restricted stock units are governed by the 2008 Plan and the applicable restricted stock unit agreement for our 2008 Plan. The restricted stock unit agreement provides that any surviving or acquiring corporation in a corporate transaction shall assume any restricted stock units outstanding under the 2008 Plan. If, upon a corporate transaction, the surviving or acquiring corporation refuses to assume the restricted stock units or substitute similar restricts stock units, then the restricted stock units held by persons whose continuous service has not terminated will become fully vested.

Payments under the Bonus Plan for 2010 and 2011 were made in cash. For more information regarding the Bonus Plan for 2011, please see “Compensation Discussion and Analysis—2011 Bonus Plan” above.

Option Awards. In addition to salary and short-term incentive compensation under our Bonus Plan, we provide our executive officers with long-term incentives, in the form of stock options. Stock options in 2011 were granted under our 2008 Plan and generally have a ten-year term. Other than the service stock option award grants described below, these stock options vest, subject to continued service with us, as to 12.5% of the shares subject to the award on the six month anniversary of the vesting commencement date and then in 42 equal monthly installments thereafter and are therefore fully exercisable within four years of the grant date, with the exception of Mr. Hogeboom, whose option granted in 2011 vests annually over four years. In 2011, we granted token service stock option awards to Mr. Green and Mr. Glassell covering 50 shares and 75 shares, respectively. These service stock option awards are generally awarded on the first day business day of the quarter in which the employee’s anniversary with us occurs and fully vest at the end of that quarter. All options granted in 2011 were granted with an exercise price equal to 100% of the fair market value of our common stock on the date of grant.

Change of Control and Severance Plans. The employment agreements referred to above provide for severance benefits, which are described in more detail under the heading “Employment, Severance and Change of Control Agreements” below. In addition, effective September 2005 and amended and restated as of December 11, 2008, we adopted a change of control severance benefit plan, or the Severance Plan, that provides for severance benefits as a result of termination of employment in particular circumstances in connection with a change of control and is described in more detail under the heading “Employment, Severance and Change of Control Agreements” below. Each of Dr. Corash and Mr. Green are participants in the Severance Plan.

401(k) Plan. Our 401(k) Profit Sharing Plan, or the 401(k) Plan, enables eligible employees to save for retirement. As well as retirement benefits, the 401(k) Plan provides certain benefits in the event of death, disability, or other termination of employment. The 401(k) Plan is for the exclusive benefit of eligible employees and their beneficiaries. The 401(k) Plan allows employees to shelter a percentage of their income from taxes and

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choose from a number of investment funds while saving for retirement. All employees who are not residents of Puerto Rico, covered by a collective bargaining agreement for which retirement benefits have been the subject of good faith negotiations, a leased employee or a nonresident alien with no income from a U.S. source are eligible to participate in the 401(k) Plan on the first day of the month following their date of hire. Enrollments are effective and contributions can begin on the first day of the month after hire. The 401(k) Plan has a rollover feature and also allows for borrowing against the balance in the account. Employees can make pre-tax dollar contributions of up to 60% of their eligible pay up to a maximum cap established by the IRS unless their participation level is limited by IRS non-discrimination testing requirements.

A variety of investment funds are available and money can be allocated among them as employees wish, in any percentage increments. Deferral amount elections may be made and/or changed on a monthly basis. With some limitations, employees may change their investment choices daily.

Other Compensatory Arrangements. For a description of the other elements of our executive compensation program, see “Compensation Discussion and Analysis—Executive Compensation Components and Decisions—Other Benefits” above.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2011, certain information regarding outstanding equity awards at fiscal year end for the named executive officers. All equity awards held by Claes Glassell, our former President and Chief Executive Officer, had expired as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
William M. Greenman	2,751	—		50.18	3/19/2012	5,059	14,165
	24,749	—		50.18	3/19/2012
	5,751	—		21.06	12/19/2012
	5,750	—		6.75	2/28/2013
	5,749	—		7.52	6/30/2013
	17,250	—		4.25	11/13/2013
	50	—		3.52	3/30/2014
	100,000	—		2.28	6/28/2014
	65,000	—		8.86	10/2/2015
	75	—		10.15	1/2/2016
	55,000	—		5.55	10/1/2016
	30,000	—		8.73	9/30/2017
	31,666	8,334	(3)	4.19	9/30/2018
	75,000	75,000	(4)	0.79	1/11/2019
	100	—		1.06	4/22/2019
	21,666	18,334	(5)	2.15	9/30/2019
	31,250	68,750	(6)	3.00	8/31/2020
	91,666	458,334	(7)	2.70	4/18/2021
	—	100,000	(8)	2.08	8/31/2021

Kevin D. Green	25,000	—		10.15	1/2/2016	2,496	6,989
	6,150	—		5.55	10/1/2016
	7,500	—		8.73	9/30/2017
	8,708	2,292	(3)	4.19	9/30/2018
	11,500	11,500	(4)	0.79	1/11/2019
	32,291	17,709	(9)	1.05	4/30/2019
	13,541	11,459	(5)	2.15	9/30/2019
	15,625	34,375	(6)	3.00	8/31/2020
	50	—		2.48	1/2//2021
	—	80,000	(8)	2.08	8/31/2021

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	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Laurence M. Corash	1,975	—		50.18	3/19/2012	6,080	17,024
	45,525	—		50.18	3/19/2012
	11,669	—		21.06	12/19/2012
	11,665	—		6.75	2/28/2013
	11,666	—		7.52	6/30/2013
	35,000	—		4.25	12/8/2013
	125,000	—		2.28	6/28/2014
	100	—		2.51	11/15/2014
	40,000	—		8.86	10/2/2015
	30,000	—		5.55	10/1/2016
	30,000	—		8.73	9/30/2017
	27,708	7,292	(3)	4.19	9/30/2018
	42,500	42,500	(4)	0.79	1/11/2019
	150	—		2.98	7/26/2019
	16,250	13,750	(5)	2.15	9/30/2019
	23,437	51,563	(6)	3.00	8/31/2020
	—	130,000	(8)	2.08	8/31/2021

Howard G. Ervin	2,869	—		50.18	3/19/2012	5,051	14,143
	24,631	—		50.18	3/19/2012
	25	—		32.47	6/27/2012
	8,202	—		21.06	12/19/2012
	8,199	—		6.75	2/28/2013
	8,199	—		7.52	6/30/2013
	24,600	—		4.25	12/8/2013
	100,000	—		2.28	6/28/2014
	50	—		2.43	6/29/2014
	40,000	—		8.86	10/2/2015
	75	—		8.56	4/2/2016
	30,000	—		5.55	10/1/2016
	30,000	—		8.73	9/30/2017
	23,750	6,250	(3)	4.19	9/30/2018
	37,500	37,500	(4)	0.79	1/11/2019
	100	—		1.06	4/22/2019
	16,250	13,750	(5)	2.15	9/30/2019
	14,062	30,938	(6)	3.00	8/31/2020
	—	85,000	(8)	2.08	8/31/2021

Caspar Hogeboom	30,000	—		9.61	3/7/2016	4,832	13,530
	10,000	—		5.55	10/1/2016
	12,500	—		8.73	9/30/2017
	—	50,000	(10)	4.32	7/14/2018
	10,500	3,500	(11)	4.19	9/30/2018
	37,500	12,500	(12)	1.01	11/30/2018
	20,000	20,000	(4)	0.79	1/11/2019
	10,000	10,000	(13)	2.15	9/30/2019
	18,750	56,250	(14)	3.00	8/31/2020
	—	130,000	(15)	2.08	8/31/2021

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(1)	Restricted stock units were granted to our executive officers on January 6, 2010 pursuant to the Bonus Plan for performance in 2009. One–third of the shares subject to such restricted stock unit vested on the first anniversary of the grant date, one-third will vest on the second anniversary of the grant date and one-third will vest on the third anniversary of the grant date. The shares subject to the restricted stock units are not issued until the entire grant is vested.
(2)	Reflects the closing price per share of our common stock as of December 30, 2011 (the last trading day of fiscal 2011), $2.80, multiplied by the number of shares subject to restricted stock units that had not vested as of December 31, 2011.
(3)	The shares subject to this stock option award vested as to 12.5% of the shares on April 1, 2009, and vest as to the remainder of the shares in 42 equal monthly installments thereafter.
(4)	The shares subject to this stock option award vested as to 25% of the shares on January 12, 2010, and vest as to the remainder of the shares in 3 equal annual installments thereafter.
(5)	The shares subject to this stock option award vested as to 12.5% of the shares on April 1, 2010, and vest as to the remainder of the shares in 42 equal monthly installments thereafter.
(6)	The shares subject to this stock option award vested as to 12.5% of the shares on March 1, 2011, and vest as to the remainder of the shares in 42 equal monthly installments thereafter.
(7)	The shares subject to this stock option award vested as to 12.5% of the shares on October 19, 2011, and vest as to the remainder of the shares in 42 equal monthly installments thereafter.
(8)	The shares subject to this stock option award vested as to 12.5% of the shares on March 1, 2012, and vest as to the remainder of the shares in 42 equal monthly installments thereafter.
(9)	The shares subject to this stock option award vested as to 12.5% of the shares on November 1, 2009, and vest as to the remainder of the shares in 42 equal monthly installments thereafter.
(10)	If, after July 15, 2008, we file a quarterly report on form 10-Q or an annual report on form 10-K with the SEC, which discloses that our product revenues for any fiscal period ending on or prior to December 31, 2012 are greater than or equal to U.S. $100,000,000 then the shares subject to this option will vest.
(11)	The shares subject to this stock option award vested as to 25% of the shares on October 1, 2009, and vest as to the remainder of the shares in 3 equal annual installments thereafter.
(12)	The shares subject to this stock option award vested as to 25% of the shares on December 1, 2009, and vest as to the remainder of the shares in 3 equal annual installments thereafter.
(13)	The shares subject to this stock option award vested as to 25% of the shares on October 1, 2010, and vest as to the remainder of the shares in 3 equal annual installments thereafter.
(14)	The shares subject to this stock option award vested as to 25% of the shares on September 1, 2011, and vest as to the remainder of the shares in 3 equal annual installments thereafter.
(15)	The shares subject to this stock option award vest as to 25% of the shares on September 1, 2012, and vest as to the remainder of the shares in 3 equal annual installments thereafter.

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OPTION EXERCISES AND STOCK VESTED

The following table shows for the fiscal year ended December 31, 2011, certain information regarding option exercises and stock vested during the last fiscal year with respect to our named executive officers:

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2011

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(3)
William M. Greenman	—	—		4,032		10,864
Kevin D. Green	—	—		1,249		3,272
Claes Glassell	100,050	208,991	(1)	12,664	(4)	34,132
Laurence M. Corash	—	—		4,864		13,108
Howard G. Ervin	—	—		4,080		11,000
Caspar Hogeboom	—	—		2,416		6,330

(1)	The shares subject to this option award were sold on the same day that the options were exercised. This amount represents the sales price of the shares issued upon exercise of the option minus the exercise price. This value does not necessarily reflect proceeds actually received by the named executive officer.
(2)	These amounts represent the aggregate number of shares subject to outstanding restricted stock unit awards that vested in 2011. These restricted stock unit awards were granted to the named executive officers in January 2008 and January 2010. One-third of the shares subject to such restricted stock unit award vest on the first anniversary of the grant date, one-third vest on the second anniversary of the grant date and one-third vest on the third anniversary of the grant date. Other than with respect to Mr. Hogeboom, the shares subject to the restricted stock units are not issued until the entire grant is fully vested. The shares subject to Mr. Hogeboom’s restricted stock units are issued to him upon vesting. The number of shares subject to the January 2010 restricted stock unit awards that vested in 2011, with the issuance being deferred, for each of our named executive officers is set forth in the table below:

Name	Shares Vested with Issuance Deferred
William M. Greenman	2,530
Kevin D. Green	1,249
Claes Glassell	7,946
Laurence M. Corash	3,041
Howard G. Ervin	2,526
Caspar Hogeboom	—

The number of shares subject to the January 2008 restricted stock unit awards that vested in 2011 were issued to the named executive officers on the vesting date in January 2011 along with the shares subject to the January 2008 restricted stock unit awards that vested in 2009 and 2010. Please also see “Nonqualified Deferred Compensation” below.

(3)	The value realized on vesting is calculated by multiplying the number of shares underlying the restricted stock units vesting on the applicable vesting date times the closing price of our common stock on that date. The value realized on vesting does not include shares subject to the January 2008 restricted stock unit awards that vested in 2009 and 2010, the issuance of which was deferred until 2011 upon the full vesting of the January 2008 restricted stock units. Please also see “Nonqualified Deferred Compensation” below.
(4)	Mr. Glassell resigned from his positions with Cerus in April 2011. The shares subject to the restricted stock unit award granted to Mr. Glassell in January 2008 were fully vested and issued in January 2011. One-third of the shares subject to the restricted stock unit award granted to Mr. Glassell in January 2010 vested in January 2011 and will be issued in January 2013. No additional shares subject to the restricted stock unit award granted to Mr. Glassell in January 2010 will vest.

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NONQUALIFIED DEFERRED COMPENSATION

The table below provides information on the nonqualified deferred compensation of the named executive officers in 2011, which consists only of the deferral of shares that vested under restricted stock unit awards granted to the named executive officers. Pursuant to the terms of the restricted stock units granted to the named executive officers in January 2008 and January 2010, one-third of the shares subject to such restricted stock unit award vest on each anniversary of the grant date, so that the award is fully vested on the third anniversary of the grant date. However, other than with respect to Mr. Hogeboom, the issuance of the shares underlying the restricted stock units is deferred and does not occur until the last scheduled vesting date.

The deferral of receipt of shares vesting under the restricted stock unit awards is provided for solely under the terms of the restricted stock units granted to the named executive officers (other than Mr. Hogeboom) in January 2008 and January 2010, is not elective and is not otherwise made pursuant to a plan pursuant to which we make any contributions. The named executive officers are not entitled to any dividends or other payments on the shares deferred under the restricted stock unit awards.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2011

Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
William M. Greenman	6,629	1,537	8,471	7,084
Kevin D. Green	3,272	225	—	3,497
Claes Glassell	20,819	4,829	26,626	22,249
Laurence M. Corash	7,967	1,860	10,282	8,515
Howard G. Ervin	6,618	1,573	8,759	7,073
Caspar Hogeboom	—	—	—	—

(1)	The reported dollar values are calculated by multiplying the number of shares vested in 2011 under the January 2010 restricted stock unit awards by the closing price of our common stock on the vesting date. Disclosure with respect to the vesting of these restricted stock unit awards can be found in the Option Exercises and Stock Vested table above.
(2)	Reflects earnings on shares deferred upon the vesting of restricted stock unit awards, consisting solely of stock price appreciation or depreciation. The earnings on deferred shares do not include any company or executive contributions, and are calculated solely based on the sum of (i) the difference between (a) the total number of shares issued on January 10, 2011, that were deferred as of December 31, 2010, upon the full vesting of the January 2008 restricted stock unit awards multiplied by the closing price of our common stock as of January 10, 2011 minus (b) the total number of deferred shares as of December 31, 2010 multiplied by the closing price of our common stock as of December 31, 2010 plus (ii) the difference between (a) total number of deferred shares as of December 31, 2011 multiplied by the closing price of our common stock as of December 30, 2011, the last trading day of fiscal 2011, minus (b) the total number of shares deferred on January 6, 2011 upon vesting of a portion of the 2010 restricted stock unit awards multiplied by our closing stock price on that vesting date.
(3)	The reported dollar values are calculated by multiplying the number of deferred shares issued on January 10, 2011 upon the full vesting of the January 2008 restricted stock unit awards by the closing price of our common stock on the issuance date.
(4)	The reported dollar values are calculated by multiplying the number of shares deferred and not issued as of December 31, 2011 by the closing price of our common stock on December 30, 2011.

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EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

William M. Greenman, our President and Chief Executive Officer, is a party to an agreement with us, dated as of May 12, 2011, which provides for an annual base salary of $415,000, participation in our Bonus Plan, with a target bonus of 60% of Mr. Greenman’s base salary. In connection with his appointment as our President and Chief Executive Officer, Mr. Greenman was granted of an option, pursuant to the 2008 Plan, to purchase 550,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant. The stock option will vest during his continued service with us over a four year period, with 1/8th of the shares subject to the option vesting six months after the vesting commencement date and the remainder vesting in equal monthly installments thereafter. The agreement also provides that, in the event Mr. Greenman’s employment is terminated by us without cause, subject to his execution of a release of claims, and in each case other than within 12 months following a change of control, he will be entitled to receive severance pay equal to 12 months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for 12 months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Greenman’s stock options will accelerate in full as of the date of termination.

In the event Mr. Greenman’s employment is terminated by us without cause or by him as a good reason resignation within 12 months following a change in control, subject to his execution of a release of claims, he will be entitled to receive severance pay equal to 18 months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of a lump sum on the first regular payroll date following the effective date of the release, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for 18 months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Greenman’s stock options will accelerate in full as of the date of termination.

Kevin D. Green, our Vice President, Finance and Chief Accounting Officer, is a party to an agreement with us, dated as of May 1, 2009, which provides for an annual base salary of $220,000, participation in our Bonus Plan and, subject to approval of the Board, the grant of an option, pursuant to the 2008 Plan, to purchase 50,000 shares of our common stock. The option has an exercise price equal to the fair market value of our common stock on the date of grant and will vest during his continued service with us over a four year period, with 1/8th of the shares subject to the option vesting six months after the vesting commencement date and the remainder vesting in equal monthly installments thereafter. The agreement also provides that, in the event Mr. Green’s employment is terminated by us without cause, subject to his execution of a release of claims, and in each case other than within 12 months following a change of control, he shall be entitled to receive severance pay equal to six months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for six months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Green’s stock options will accelerate in full as of the date of termination. Mr. Green is also a participant in our a change of control severance benefit plan, or the Severance Plan, which provides for compensation payable to him in the event his employment is terminated following a change of control.

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Laurence M. Corash, our Senior Vice President & Chief Medical and Chief Scientific Officer, is a party to an agreement with us, dated as of July 30, 2009, or the Employment Letter. Pursuant to the terms of the Employment Letter, Dr. Corash was eligible to receive the following compensation, effective as of May 1, 2009, or the Effective Date:

•	A semi-monthly base salary of $10,156.25, for an annual base salary of $243,750;

•

Subject to approval of the Board, and so long as Dr. Corash remained employed with us and in good standing, an annual stock award at the end of each calendar year, or the Stock Program. The number of shares of stock for the Stock Program was determined by: (1) taking the dollar amount that is equivalent to 53.85% of the total base salary paid to Dr. Corash for the applicable calendar year (provided that, for 2009, the dollar amount was 53.85% of the total base salary paid to Dr. Corash between the Effective Date and December 31, 2009), and (2) dividing the resulting number by the average daily closing price of our stock during the applicable year (provided that, for 2009, this time period was from the Effective Date through December 31, 2009); and

•

Continued participation in the Bonus Plan, provided, that, the “cash” component of any bonus under the Bonus Plan would be paid 65% in cash and 35% in the form of a stock award. The number of shares subject to the stock award was determined based upon the closing price of our common stock on the date the shares were granted, which was the date on which bonus amounts were determined. For purposes of calculating any annual bonus under the Bonus Plan, the Board used use the combined annual value of Dr. Corash’s base salary and the Stock Program, rather than Dr. Corash’s base salary alone.

On March 2, 2010, we entered into a new employment letter with Dr. Corash, or the Amended Employment Letter. Pursuant to the terms of the Amended Employment Letter, Dr. Corash is eligible to receive the following compensation, effective as of March 1, 2010:

•	a semi-monthly base salary of $15,625.00, for an annual base salary of $375,000.00;

•

continued participation in the Bonus Plan, subject to the terms, conditions and limitations of the Bonus Plan, with the “cash bonus,” should one be awarded, paid pursuant to the terms of the Bonus Plan; and

•	termination of the Stock Program.

Dr. Corash is also a participant in the Severance Plan, which provides for compensation payable to him in the event his employment is terminated following a change of control.

Howard G. Ervin, our Vice President, Legal Affairs and Chief Legal Officer, is a party to an agreement with us, dated as of December 22, 2008, which provides for an annual base salary of $311,531 and participation in our Bonus Plan. The agreement also provides that, in the event Mr. Ervin’s employment is terminated by us without cause or by him as a good reason resignation, subject to his execution of a release of claims, and whether or not such termination is in connection with a change of control, he will receive a cash severance payment equal to nine months of his base salary. In the event Mr. Ervin’s employment is terminated by us without cause or by him as a good reason resignation within 12 months following a change of control then, subject to his execution of a release of claims, the vesting of his stock options will be accelerated in full.

Caspar Hogeboom, our President, Cerus Europe, which is our European subsidiary, is a party to an agreement with us, dated as of March 6, 2006, as amended by a letter dated December 11, 2009 and an addendum dated February 17, 2011, which provides that Cerus Europe may terminate Mr. Hogeboom’s employment by providing him with at least six months written notice, except in certain circumstances deemed to be urgent cause, and Mr. Hogeboom may terminate his employment by providing Cerus Europe with at least three months written notice. In addition, during his employment and for a period of 12 months after the termination of his employment, he agreed not to (i) undertake or be engaged in any activities within the Netherlands, which are the same as or similar to the activities of Cerus Europe or the enterprises affiliated with

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Cerus Europe, or (ii) solicit the employment of or employ any of Cerus Europe staff and refrain any form of business contact with customers and other business relations of Cerus Europe or enterprises affiliated with Cerus Europe, even if the initiative for this business contact comes from these customers and relations. As consideration for these noncompetition and non-solicitation obligations, Cerus Europe agreed to pay Mr. Hogeboom twelve months of gross salary; provided that, if Cerus Europe determines at its discretion to shorten the period of the noncompetition and non-solicitation obligations, then Cerus Europe would only be required to pay Mr. Hogeboom one month’s gross base salary per month of such restriction. The agreement, as amended and supplemented, also provides for the following additional benefits: (a) participation in the Cerus International Bonus Plan, with a maximum bonus target of 35% of his gross salary; (b) use of a company car, with a monthly least budget of EUR 1,265 and (c) the opportunity for Mr. Hogeboom to take out pension insurance, to which we will contribute a maximum of 10% of Mr. Hogeboom’s gross base salary. We also agreed, pursuant to letters dated as of December 18, 2007 and January 11, 2012, to pay the premiums for the healthcare insurance for Mr. Hogeboom, his wife and his children and pay his home telephone and internet expenses. The Compensation Committee has also separately approved change of control termination related equity vesting acceleration benefits for Mr. Hogeboom, consistent with the double trigger equity vesting acceleration benefits provided to our other NEOs in their employment agreements and the Severance Plan.

Severance Plan. Effective September 2005 and amended and restated as of December 11, 2008, we adopted the Severance Plan, that provides for severance benefits as a result of termination of employment in particular circumstances in connection with a change of control. At the time the Severance Plan was put in place, each of our executive officers with an individually negotiated agreement providing for severance benefits was given the option of participating in the Severance Plan or continuing to receive the severance benefits provided for in his agreement. Mr. Greenman and Dr. Corash each opted to participate in the Severance Plan. In connection with Mr. Greenman’s appointment as our President and Chief Executive Officer, however, he entered into the employment letter described above and is no longer a participant in the Severance Plan. Mr. Green is also a participant in the Severance Plan. The Severance Plan provides for the payment of certain benefits to certain eligible employees in exchange for an effective release of claims in the event the employee is terminated by us without cause or by him as a good reason resignation on or within 12 months following a change of control (as such terms are defined in the Severance Plan). The severance compensation consists of a lump sum cash severance payment equal to 12 months of the participant’s annual base salary (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation) as in effect during the last regularly scheduled payroll period immediately preceding the termination event. Additionally, the Severance Plan provides for paid COBRA premiums for continuation coverage (including coverage for his eligible dependents) for 12 months and accelerated vesting and exercisability of all of the participant’s then-outstanding stock option awards.

Claes Glassell, our former President and Chief Executive Officer, was a party to an agreement with us, dated as of August 5, 2004 and amended and restated as of December 19, 2008, that provided that in the event Mr. Glassell’s employment with us is terminated for any reason other than for cause, he would continue to receive his base salary and paid COBRA premiums for continuation coverage for 12 months from such termination and vesting of his stock options will be accelerated. In the event of Mr. Glassell’s involuntary termination of employment, or voluntary termination for good reason, within 12 months following a change of control, he would receive a lump sum cash severance payment in an aggregate amount equal to 18 months of his base salary and paid COBRA premiums for continuation coverage for 18 months from the date of such termination and the vesting of his stock options would be accelerated. Mr. Glassell resigned as our President and Chief Executive Officer effective April 18, 2011. As such, he was not entitled to receive any severance benefits.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table provides information on severance benefits that would become payable under the existing employment, severance and change in control agreements if the employment of our named executive officers had terminated on December 31, 2011. In April 2011, Mr. Glassell resigned as our President and Chief Executive Officer. No severance benefits were paid to Mr. Glassell upon his resignation.

Name and Principal Position	Voluntary Termination for Good Reason or Involuntary Termination After a Change of Control						Involuntary Termination Without Cause Absent a Change of Control						Payments upon a Change of Control
	Health Care Benefits ($)		Salary ($)		Equity Acceleration ($)		Health Care Benefits ($)		Salary ($)		Equity Acceleration ($)		Equity Acceleration ($)(12)
William M. Greenman	44,657	(1)	622,500	(2)	280,501	(3)	29,771	(4)	415,000	(5)	280,501	(3)	294,666
President and Chief
Executive Officer

Kevin D. Green	29,676	(4)	242,000	(8)	119,154	(3)	14,838	(7)	121,000	(6)	119,154	(3)	126,143
Vice President, Finance
and Chief Accounting
Officer

Laurence M. Corash	9,567	(4)	378,750	(8)	187,963	(3)	—		—		—		204,987
Senior Vice President
and Chief Medical and
Chief Scientific Officer

Howard G. Ervin	—		238,322	(9)	145,513	(3)	—		238,322	(10)	—		159,656
Vice President, Legal
Affairs and Chief Legal
Officer

Caspar Hogeboom	—		143,417	(11)	162,675	(3)	—		143,417	(11)	—		176,205
President, Cerus Europe

(1)	Represents the aggregate amount of our share of the cost of 18 months of COBRA premiums.
(2)	Represents 18 months of the executive’s base salary as of December 31, 2011 payable in a lump sum amount following an involuntary termination of employment or voluntary termination for good reason within 12 months following a change of control.
(3)	Represents the excess of fair market value of those unvested shares subject to outstanding options with accelerated vesting that were exercisable on December 31, 2011 and were in the money, calculated based on the closing price of $2.80 of our common stock on December 30, 2011, the last trading day of fiscal 2011, over the aggregate exercise price of such options.
(4)	Represents the aggregate amount of our share of the cost of 12 months of COBRA premiums.
(5)	Represents the aggregate amount of the executive’s base salary as of December 31, 2011, payable over the 12 month period following an involuntary termination of the executive’s employment by us other than for cause.
(6)	Represents the aggregate amount of the executive’s base salary as of December 31, 2011, payable over the 6 month period following an involuntary termination of the executive’s employment by us other than for cause.
(7)	Represents the aggregate amount of our share of the cost of 6 months of COBRA premiums.
(8)	Represents 12 months of the executive’s base salary as of December 31, 2011, payable in a lump sum amount following an involuntary termination of employment or voluntary termination for good reason within 12 months following a change of control.
(9)	Represents 9 months of the executive’s base salary as of December 31, 2011, payable in a lump sum amount following an involuntary termination of employment or voluntary termination for good reason within 12 months following a change of control.

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(10)	Represents the aggregate amount of the executive’s base salary as of December 31, 2011, payable over the 9 month period following an involuntary termination of the executive’s employment by us other than for cause or a good reason resignation.
(11)	This amount represents the aggregate amount of Mr. Hogeboom’s base salary as of December 31, 2011, payable over a 6 month period. In addition, we may require Mr. Hogeboom to be bound by the non-competition and non-solicitation provisions set forth in his employment agreement. In that case, for each month that we elect to require him to be bound by these provisions, up to 12 months, we would be obligated to pay Mr. Hogeboom an amount equal to $23,903, which amount represents 1 month of Mr. Hogeboom’s base salary as of December 31, 2011. Mr. Hogeboom’s employment agreement with us, dated as of March 6, 2006, as amended by a letter dated December 11, 2009 and an addendum dated February 17, 2011, provides that we may terminate Mr. Hogeboom’s employment by providing him with at least six months written notice, except in certain circumstances deemed to be urgent cause.
(12)	These benefits would be payable pursuant to the terms of (i) the Restricted Stock Unit Agreement for the Restricted Stock Unit granted to the executive on January 6, 2010 and (ii) the Stock Option Agreement for stock options granted pursuant to the 2008 Plan, which were outstanding as of December 31, 2011 if, upon a corporate transaction the surviving or acquiring corporation refuses to assume the restricted stock units or stock options or substitute similar restricted stock units or options.

69.

DIRECTOR COMPENSATION

The Compensation Committee reviews director compensation on a periodic basis. In October 2008, the Compensation Committee engaged Compensia to review our board of directors’ compensation. The scope of the services provided by Compensia included:

•	Develop a peer group consisting of comparable companies for benchmarking purposes.

•	Confirm current program.

•	Conduct a board of director total compensation assessment including:

•	Summarize current/emerging trends in board compensation.

•	Review board compensation elements including:

•	Retainers (board, committee chair/member level).

•	Meeting fees (board and committee chair/member level).

•	Equity awards (form of award and amount).

•	Total non-employee director cost.

•	Prepare and review with the Compensation Committee a written report summarizing the analyses, findings and recommendations.

Based on Compensia’s review, Cerus’ Board of Directors adopted the Non-Employee Director Compensation Policy during the executive session of the Board of Directors meeting held on October 28, 2008.

For the year ended December 31, 2011, our Non-Employee Director Compensation Policy, or the Policy, provided that each director, other than the Chair of the Board, who was not also one of our officers or employees was compensated for his or her services as a director at the rate of $20,000 per year. The Chair of the Board received an annual retainer of $42,500 per year. In addition to the annual retainer, the chairs of the Audit Committee and Compensation Committee received an additional annual retainer of $26,000 and $10,000, respectively. Each other member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee who is not one of our employees received an annual retainer of $13,000, $8,000 and $6,000, respectively. All directors, including those who are our officers or employees, were reimbursed for expenses incurred in connection with attending Board or committee meetings. If a director joined the Board at a time other than effective as of the first day of the calendar year, each element of the annual cash compensation was pro-rated based on days served in the applicable calendar year, with the pro-rated amount paid for the first quarter in which the director provided the service, and regular full quarterly payments thereafter.

In late 2011, the Compensation Committee engaged Radford Consulting to provide an assessment of the compensation of our Board of Directors. Using the same peer list that was selected for the Executive Compensation Review, Radford Consulting prepared an assessment and provided recommendations for 2012 cash and equity compensation in a report delivered to the Compensation Committee in December 2011. These recommendations were included in the Amended and Restated Non-Employee Director Compensation Policy, or the Amended Policy. For the year ending December 31, 2012, the Amended Policy provides that each director, other than the Chair of the Board, who is not also one of our officers or employees will be compensated for his or her services as a director at the rate of $35,000 per year. The Chair of the Board will receive an annual retainer of $57,500 per year. In addition to the annual retainer, the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees will receive an additional annual retainer of $26,000, $12,500 and $10,000, respectively. Each other member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee who is not one of our employees will receive an annual retainer of $13,000, $8,000 and $6,000, respectively. All directors, including those who are our officers or employees, were reimbursed for expenses incurred in connection with attending Board or committee meetings. If a Director joins the Board at a time other than effective as of the first day of the calendar year, each element of

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the annual cash compensation will be pro-rated based on days served in the applicable calendar year, with the pro-rated amount paid for the first quarter in which the director provides the service, and regular full quarterly payments thereafter.

In addition to cash compensation, each of our non-employee directors received an annual stock option grant at the beginning of each year under the terms of the Policy and will continue to receive an annual stock option grant at the beginning of each year under the terms of the Amended Policy. The stock option grants made pursuant to the Policy and the Amended Policy are and will be pursuant to the terms of the 2008 Plan. Pursuant to the Policy, each of our non-employee directors receives a non-qualified stock option grant covering 25,000 shares of our common stock upon his or her initial election to the Board, and a non-qualified stock option grant covering 15,000 shares, or 22,500 shares in the case of the Chair of the Board, of our common stock each calendar year thereafter on the first trading day of the year. Pursuant to the Amended Policy, each of our non-employee directors receives a non-qualified stock option grant covering 25,000 shares of our common stock upon his or her initial election to the Board, and a non-qualified stock option grant covering 25,000 shares, or 32,500 shares in the case of the Chair of the Board, of our common stock each calendar year thereafter on the first trading day of the year. The number of shares subject to the director’s first annual award is pro-rated based on the number of days he or she served in his or her first year of service. The initial stock option grant vests monthly over four years and the annual stock option grant vests over 12 months, in each case subject to continued service. In the event of certain corporate transactions such as a merger in which Cerus is not the surviving company or in a sale of all or substantially all of our assets, the directors’ awards will become fully vested. Stock options granted to our directors have an exercise price equal to the fair market value of our common stock on the date of grant and a term of ten years.

DIRECTOR COMPENSATION—FISCAL 2011

The following table shows for the fiscal year ended December 31, 2011 certain information with respect to the compensation of all non-employee directors of Cerus. Dr. Corash and Messrs. Greenman and Glassell received no compensation for their service as a director, and are not included in the table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)		Total ($)
B.J. Cassin	56,500	32,870	(3)	89,370
Timothy B. Anderson	39,000	21,194	(3)	60,194
Bruce C. Cozadd	60,000	21,914	(3)	81,914
William R. Rohn(3)	19,500	44,360	(3)	63,860
Gail Schulze	36,000	21,914	(3)	57,914
Daniel N. Swisher, Jr.	19,500	42,260	(4)	61,760

(1)	Represents the grant-date fair value of all options granted during 2011, calculated in accordance with FASB ASC Topic 718, and does not take into account any estimated forfeitures. In the case of Mr. Rohn, the amount in this column also includes the aggregate incremental fair value, calculated in accordance with FASB ASC Topic 718, associated with the modification of Mr. Rohn’s stock options as reflected in footnote (3) below. For additional information on the valuation assumptions with respect to these grants, refer to Note 15 “Stock-Based Compensation” in our Form 10-K for the year ended December, 31, 2011.
(2)	The aggregate number of shares subject to outstanding stock options held by each director listed in the table above as of December 31, 2011 was as follows: 246,250 shares for Mr. Cassin; 164,591 shares for Mr. Anderson; 158,760 shares for Mr. Cozadd; 152,808 shares for Mr. Rohn; 110,294 shares for Ms. Schulze; and 25,000 shares for Mr. Swisher.
(3)	The grant-date fair values relate to the annual option grants made on January 2, 2011 to our non-employee directors. The annual option grants become vested and exercisable in 12 equal monthly installments. The vesting of each installment occurs on the last day of each month beginning with the month in which the option was granted, so long as the director’s service is not interrupted during the period preceding each vesting date.

71.

In connection with Mr. Rohn’s resignation from the Board on June 27 2011, the Compensation Committee approved an extension of the post-termination exercise period for Mr. Rohn’s vested stock options from three months to twelve months. The incremental fair value, as determined in accordance with FASB ASC Topic 718, associated with the modification of each of Mr. Rohn’s option awards in 2011 is as follows:

Number of Vested Shares Subject to Stock Option Award (#)	Exercise Price of Stock Option Award ($/Sh)	FASB ASC Topic 718 Incremental Fair Value ($)
25,000	50.05	—
2,603	21.50	—
2,603	8.10	—
2,602	7.62	—
3,334	4.54	—
3,333	3.25	—
3,333	2.14	671
3,334	2.95	—
3,333	3.66	—
3,333	6.76	—
15,000	10.15	—
15,000	5.86	—
15,000	6.51	—
15,000.82		3,486
37,500.79		17,222
15,000	1.80	—
15,000	2.48	1,067

(4)	The grant-date fair value relates to the option grant made upon Mr. Swisher’s initial election to the Board on June 27, 2011. Option vests monthly over four years, subject to continued service.

72.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have not yet adopted a written related-person transactions policy. However, our Audit Committee has been delegated the authority to review the results of management’s efforts to monitor compliance with our programs and policies that are generally designed to ensure adherence to applicable laws and rules, as well as to our Ethics Code, including review and approval of related-party transactions. In addition, applicable NASDAQ rules require that our Audit Committee (or another independent body of the Board) conduct an appropriate review and oversight of all related-party transactions for potential conflict of interest situations on an ongoing basis. For these purposes, “related-person transactions” are generally those transactions required to be disclosed by us in proxy statements and annual reports that we file with the SEC in which certain categories of enumerated persons (including our executive officers and directors and their immediately family members, as well as our significant stockholders) have a direct or indirect material interest. In approving or rejecting a proposed related-person transaction, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. During the upcoming year, the Audit Committee will give full consideration to the adoption of a formal policy regarding related-person transactions and, if adopted, promptly post it on our website.

CERTAIN RELATED-PERSON TRANSACTIONS

Since January 1, 2011, there has not been, nor is there currently proposed, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants in which the amount involves exceeds $120,000 other than compensation arrangements described under the caption “Executive Compensation” and the transactions described below. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Indemnification and Limitation of Director and Officer Liability

In July 1996, the Board authorized us to enter into indemnity agreements with each of our directors, executive officers and controller. The form of indemnity agreement provides that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, executive officer or controller, to the fullest extent permitted by our bylaws and Delaware law. In addition, our bylaws provide that we shall indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law, subject to certain limitations, and may also secure insurance, to the fullest extent permitted by Delaware law, on behalf of any director, officer, employee or agent against any expense, liability or loss arising out of his or her actions in such capacity. On April 24, 2009, the Board approved a new standard form of indemnity agreement and authorized us to enter into the new indemnity agreement with each of our directors, officers, employees and other agents. The new form of indemnity agreement continues to provide that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, officer, employee or other agent, to the fullest extent permitted by our bylaws and Delaware law.

Our amended and restated certificate of incorporation contains certain provisions relating to the limitation of liability of directors. Our amended and restated certificate of incorporation provides that a director shall not be personally liable to our stockholders or us for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our stockholders or us, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from

73.

which the director derived an improper benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision in the amended and restated certificate of incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Executive Employment Agreements and Severance Plan

We have entered into employment agreements with certain of our executive officers and maintain the Severance Plan for certain of our other executive officers, each of which, among other things, provide for certain severance and change of control benefits to our respective executive officers as more fully discussed in the section entitled “Employment, Severance and Change of Control Agreements.”

74.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or the full set of proxy materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Cerus Corporation stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, in the future you may: (1) notify your broker, (2) direct your written request to Corporate Secretary, Cerus Corporation, 2550 Stanwell Drive, Concord, CA 94520 or (3) contact our Corporate Secretary, Cerus Corporation at (925) 288-6000. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, at their addresses and would like to request “householding” of their communications should contact their brokers.

75.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Lori L. Roll

Secretary

April 26, 2012

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2011 is available without charge upon written request to: Corporate Secretary, Cerus Corporation, 2550 Stanwell Drive, Concord, CA 94520.

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Appendix A

CERUS CORPORATION

2008 EQUITY INCENTIVE PLAN

APPROVED BY COMPENSATION COMMITTEE ON: APRIL 22, 2008

APPROVED BY STOCKHOLDERS: JUNE 2, 2008

AMENDED BY COMPENSATION COMMITTEE ON: APRIL 15, 2011

APPROVED BY STOCKHOLDERS: JUNE 1, 2011

AMENDED BY COMPENSATION COMMITTEE ON: APRIL 9, 2012

APPROVED BY STOCKHOLDERS:

TERMINATION DATE: APRIL 21, 2018

1. GENERAL.

(a) Successor and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Cerus Corporation 1999 Equity Incentive Plan, as amended and the Cerus Corporation 1998 Non-Officer Stock Option Plan (the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any shares remaining available for future awards under the Prior Plans as of the Effective Date (the “Prior Plans Available Reserve”) shall become available for issuance pursuant to Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans; however, any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and to bring the Plan and/or Stock Awards into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that the Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated to the Committee, Committees, subcommittee or subcommittees.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee which need not consist of Outside Directors the authority to grant

Awards to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee which need not consist of Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value pursuant to Section 13(v)(ii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) effect the reduction of the exercise price of any outstanding Option or Stock Appreciation Rights under the Plan (other than pursuant to Section 9 relating to adjustments upon changes in stock), or (ii) cancel any outstanding Options or Stock Appreciation Rights with an exercise price that is greater than the Fair Market Value on the date of cancellation in exchange for the grant in substitution therefore of cash or new Stock Awards under the Plan with an exercise price that is less than the original exercise price of the Options or Stock Appreciation Rights, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 9 relating to adjustments upon changes in stock, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 13,540,940 shares (the “Share Reserve”), which number is the sum of (i) the number of shares subject to the Prior Plans Available Reserve, (ii) an additional 7,270,000 new shares, plus (iii) an additional number of shares in an amount not to exceed 4,588,256 shares (which number consists of the Returning Shares, if any, as such shares become available from time to time). For clarity, the Share Reserve is a limitation in the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the Common Stock that may be issued pursuant to the Plan.

(b) Subject to subsection 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under subsection 6(c) with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) one and five tenths (1.5) shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award.

(c) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(c)(i), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as one and five tenths (1.5) shares against the number of shares available for issuance under the Plan pursuant to Section 3(b) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 3(c), then the number of shares of Common Stock available for issuance under the Plan shall increase by one and five tenths (1.5) shares.

(ii) Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall not again become available for issuance under the Plan.

(d) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3(d), subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be the Share Reserve.

(e) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted (that is, Options or Stock Appreciation Rights) covering more than eight hundred thousand (800,000) shares of Common Stock.

(f) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Consultants. A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8.

5. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(c) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(e) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g) Extension of Termination Date. Unless otherwise provided in an Optionholder’s Option Agreement, if the exercise of the Option following the termination of the Optionholder’s Continuous Service would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the original post-termination exercise period applicable to such Award during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. In addition, unless otherwise provided in an Optionholder’s Option Agreement, if the sale of the Common Stock received upon exercise of an Option following the termination of the Optionholder’s Continuous Service would violate the Company’s insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the original post-termination exercise period applicable to such Award during which the exercise of the Option would not be in violation of the Company’s insider trading policy, (ii) the 15th day of the third month after the date on which the Option would cease to be exercisable but for this Section 5(g), or such longer period as would not cause the Option to become subject to Section 409A(a)(1) of the Code; or (iii) the expiration of the term of the Option as set forth in the Option Agreement.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated as the beneficiary of the Option upon the Optionholder’s death, but only within the period ending on the earlier of (A) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate. If the Optionholder designates a third party beneficiary of the Option in accordance with Section 5(d)(iii), then upon the death of the Optionholder such designated beneficiary shall have the sole right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(j) Non-Exempt Employees. No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) past or future services actually or to be rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.

(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(d) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum number of shares that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(d)(i) shall not exceed five hundred thousand (500,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum value that may be granted to any Participant in a calendar year attributable to Performance Cash Awards described in this Section 6(d)(ii) shall not exceed one million dollars ($1,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c) No Obligation to Notify. The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock

Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has exercised the Stock Award pursuant to its terms and the Participant shall not be deemed to be a stockholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the

Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; or (iv) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d) and 6(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i) Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

(ii) Stock Awards Held by Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Persons other than Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the fair market value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. Unless sooner terminated by the Board pursuant to Section 2, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11. EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

12. CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the definitions contained in this Section 13 shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(e) “Cause” means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction . Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For clarity, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Cerus Corporation, a Delaware corporation.

(k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(o) “Director” means a member of the Board.

(p) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(q) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2008 provided this Plan is approved by the Company’s stockholders at such meeting.

(r) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(s) “Entity” means a corporation, partnership, limited liability company or other entity.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(w) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(bb) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(d)(ii).

(jj) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(ll) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(mm) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(d)(i).

(nn) “Plan” means this Cerus Corporation 2008 Equity Incentive Plan.

(oo) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(pp) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(qq) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(rr) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(tt) “Securities Act” means the Securities Act of 1933, as amended.

(uu) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(vv) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(ww) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(xx) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital) of more than fifty percent (50%).

(zz) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Appendix B

CERUS CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

Adopted July 24, 1996

Approved By Stockholders January 14, 1997

Amended April 15, 2003

Approved By Stockholders June 13, 2003

Amended February 13, 2004

Approved By Stockholders June 11, 2004

Amended April 28, 2005

Approved By Stockholders June 6, 2005

Amended April 9, 2012

Approved By Stockholders

1.	PURPOSE.

(a) The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Cerus Corporation, a California corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.	ADMINISTRATION.

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(c) The Board may delegate administration of the Plan to a committee comprised of one or more persons (the “Committee”), which may be constituted in accordance with Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act” and “Rule 16b-3”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.	SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate 1,320,500) shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	GRANT OF RIGHTS; OFFERING.

The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.	ELIGIBILITY.

(a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined by the Board or the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering (as defined by the Board or Committee in each

Offering). The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

(b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.

(d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.	EXERCISE.

(a) On each Purchase Date specified therefor in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.	COVENANTS OF THE COMPANY.

(a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.	RIGHTS AS A STOCKHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.	DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the same day that the Company’s initial public offering of shares of common stock becomes effective, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to such effective date.

CERUS CORPORATION

ATTN: LORI ROLL

2550 STANWELL DRIVE

CONCORD, CA 94520

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 5, 2012. Have your proxy card and other proxy materials including the control number set forth in the Notice Regarding the Availability of Proxy Materials (the “Notice”) in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy notices, proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 5, 2012. Have your proxy card and other proxy materials including the control number set forth in the Notice, in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M46803-P20452	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CERUS CORPORATION The Board of Directors recommends you vote “FOR” all of the nominees for director set forth in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5. Vote on Proposal 1: Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐

1.   To elect the following two nominees for director to the Board of Directors of the Company to hold office until the 2015 Annual Meeting of Stockholders

Nominees:

01)  B.J. Cassin

02)  Daniel N. Swisher, Jr.

				Vote on Proposal 5: Independent Registered Public Accounting Firm	For	Against	Abstain
Vote on Proposal 2: Amendment to the Company’s 2008 Equity Incentive Plan	For	Against	Abstain

5.   To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012

					☐	☐	☐
2. To approve the Company’s 2008 Equity Incentive Plan as amended.	☐	☐	☐
Vote on Proposal 3: Amendment to the Company’s 1996 Employee Stock Purchase Plan

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, this proxy will be voted “For All” of the nominees set forth in Proposal 1, and “For” Proposals 2, 3, 4 and 5. If any other matters are properly brought before the meeting, the persons named on this proxy will vote on those matters in accordance with their best judgment.

3.   To approve an amendment to the Company’s 1996 Employee Stock Purchase Plan, or the ESPP, to increase the aggregate number of shares of common stock authorized for issuance under the ESPP by 500,000 shares.

	☐	☐	☐
Vote on Proposal 4: Advisory Vote on Executive Compensation
4. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.	☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and our Annual Report which includes the Annual Report on Form 10-K are available at www.proxyvote.com.

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M46804-P20452

CERUS CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE

2012 ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON JUNE 6, 2012.

The undersigned hereby appoints HOWARD G. ERVIN and LORI L. ROLL, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cerus Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cerus Corporation to be held at the Company’s principal executive offices, located at 2550 Stanwell Drive, Concord, California 94520, on Wednesday, June 6, 2012 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.